                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 02549

                                ----------------

                                    FORM 8-K

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                        SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported):  February 13, 1995




                             UNITED STATIONERS INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
- --------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)



            0-10653                                      36-3141189
- ----------------------------------           -----------------------------------
     (Commission File Number)                 (IRS Employer Identification No.)



        2200 East Golf Road, Des Plaines, Illinois               60016
- --------------------------------------------------------------------------------
         (Address of principal executive offices)              (Zip Code)



                                (708) 699-5000
                         -----------------------------
                         Registrant's Telephone Number

  Item 5.  Changes in Control of Registrant
           --------------------------------

            On February 14, 1995, United Stationers Inc., a Delaware corporation (the "Company") announced that it had entered into an Agreement and Plan of Merger dated as of February 13, 1995 with Associated Holdings, Inc., a Delaware corporation, (the "Purchaser"), (the "Merger Agreement"). Under the Merger Agreement, the Purchaser will commence a tender offer no later than February 21, 1995, for up to 92.5% of the outstanding common stock of the Company at $15.50 per share, net to the seller in cash, or approximately $266.6 million in the aggregate.

            The tender offer will be followed by a merger of Purchaser into the Company, with the Company as the surviving entity. In the merger, shares representing a total of 7.5% of the currently outstanding shares of the Company will remain outstanding as shares of the surviving company and will represent, in the aggregate, a 20% interest, on a fully diluted basis, in the surviving company which will remain public. Holders of shares not purchased in the tender will receive cash equal to the portion, if any, of the $266.6 million not paid to shareholders in the tender offer as well as their proportionate share of the 20% interest in the surviving company.

            Concurrent with the execution of the Merger Agreement, each director and certain other stockholders of the Company entered into an Agreement to Tender with Associated pursuant to which the stockholders agreed, subject to certain conditions, to tender pursuant to the tender offer, in the aggregate, approximately 5,033,321 shares, constituting approximately 27.1% of the outstanding shares of the Company.

            On February 14, 1995, the Company issued a press release with respect to the Merger Agreement and the transactions contemplated thereby.

            The Merger Agreement, a composite Agreement to Tender, and press release are attached as Exhibits 1, 2 and 3 hereto, respectively, and are incorporated herein by reference.


  Item 7.  Exhibits
           --------

       1. Agreement and Plan of Merger dated as of February 13, 1995 between United Stationers Inc. and Associated Holdings, Inc.

       2. A composite Agreement to Tender dated as of February 13, 1995 between Associated Holdings, Inc. and certain stockholders of the Company.

       3. Press release issued by United Stationers Inc. and Associated Holdings, Inc. on February 14, 1995.

                                   SIGNATURE

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                      UNITED STATIONERS INC.



  Dated:  February 15, 1995           By: /s/ Joel D. Spungin
                                         --------------------------------------
                                         Name:  Joel D. Spungin
                                         Title: Chairman of the Board and Chief
                                                Executive Officer

                                 EXHIBIT INDEX

Exhibit No.                     Description                           Page No.
- -----------                     -----------                           --------

     1.        Agreement and Plan of Merger dated as
               of February 13, 1995 between United
               Stationers Inc. and Associated
               Holdings, Inc.

     2. A composite Agreement to Tender dated as of February 13, 1995 between Associated
               Holdings, Inc. and certain stockholders
               of the Company.

     3.        Press release issued by United Stationers Inc.
               and Associated Holdings, Inc. on February 14, 1995.

                                                                [EXECUTION COPY]


                                   EXHIBIT 1

                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           ASSOCIATED HOLDINGS, INC.

                                      AND

                             UNITED STATIONERS INC.

                               TABLE OF CONTENTS
                               -----------------

                                                                Page
                                                                ----
ARTICLE 1  THE MERGER..........................................   1
      1.1  The Merger..........................................   1
      1.2  Effective Time of the Merger........................   2
      1.3  Closing.............................................   2

ARTICLE 2  THE OFFER...........................................   2
      2.1  The Offer...........................................   2
      2.2  Company Action......................................   5
      2.3  Company Board of Directors..........................   6

ARTICLE 3  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
           CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES..   8
      3.1  Effect on Capital Stock.............................   8
      3.2  Adjustment of Merger Consideration..................  10
      3.3  Shares of Dissenting Stockholders...................  10
      3.4  Exchange of Company Common Stock Certificates.......  11
      3.5  Exchange of AHI Stock...............................  12
      3.6  Company Stock Options...............................  13
      3.7  AHI Stock Options...................................  13
      3.8  Short-Form Merger...................................  13

ARTICLE 4  REPRESENTATIONS AND WARRANTIES......................  14
      4.1  Representations and Warranties of the Company.......  14
      4.2  Representations and Warranties of AHI...............  21

ARTICLE 5  COVENANTS RELATING TO CONDUCT OF BUSINESS...........  30
      5.1  Covenants of the Company............................  30
      5.2  Covenants of AHI....................................  34

ARTICLE 6  ADDITIONAL AGREEMENTS...............................  36
      6.1  Information Statements; Offering Documents..........  36
      6.2  Access to Information...............................  37
      6.3  Stockholder Approval................................  37
      6.4  Legal Conditions to Merger..........................  38
      6.5  Financing...........................................  38
      6.6  Expenses............................................  39
      6.7  Brokers or Finders..................................  39
      6.8  Indemnification and Insurance.......................  40
      6.9  Additional Agreements...............................  43
     6.10  Employee Contracts and Employee Benefit Plans.......  43
     6.11  Financial Condition.................................  45
     6.12  Compliance Certificates.............................  45
     6.13  Company Dividends...................................  45
     6.14  AHI Stockholder Agreements..........................  46
     6.15  Agreements to be Assumed by the Company.............  46
     6.16  Subsidiary Merger...................................  46

                                      (i)


                                                           Page
                                                           ----
ARTICLE 7  CONDITIONS PRECEDENT...........................  47
      7.1  Conditions to Each Party's Obligations.........  47
      7.2  Conditions to Obligations of AHI...............  48
      7.3  Conditions to Obligations of the Company.......  48

ARTICLE 8  TERMINATION, AMENDMENT AND WAIVER..............  49
      8.1  Termination....................................  49
      8.2  Effect of Termination..........................  51
      8.3  Amendment......................................  53
      8.4  Extension; Waiver..............................  54

ARTICLE 9  GENERAL PROVISIONS.............................  54
      9.1  Nonsurvival of Representations and Warranties..  54
      9.2  Notices........................................  54
      9.3  Interpretation.................................  55
      9.4  Counterparts...................................  55
      9.5  Entire Agreement; Third Party Beneficiaries....  55
      9.6  Governing Law..................................  56
      9.7  Publicity......................................  56
      9.8  Assignment                                       56

Annex A        Offer Conditions
Exhibit A      Amendment to Company
                Certificate of Incorporation
Exhibit B      Form of Tender Agreement
Exhibit C      Form of Certificates of Designations, Preferences
                and Rights for Company Preferred Stock
Exhibit D-1    Company Material Consents
Exhibit D-2    AHI Material Consents
Exhibit E      Form of Benefits Trust Agreement
Exhibit F      Form of Bonus Plan Trust
Exhibit G      Form of Benefits Letter of Credit
Exhibit H      Form of Bonus Trust Letter of Credit
Exhibit I      Solvency Opinion

                                      (ii)

                          AGREEMENT AND PLAN OF MERGER

          AGREEMENT AND PLAN OF MERGER dated as of February 13, 1995, between Associated Holdings, Inc., a Delaware corporation ("AHI"), and United Stationers Inc., a Delaware corporation (the "Company").

          WHEREAS, the respective Boards of Directors of AHI and the Company each has approved the merger of AHI into the Company (the "Merger"), pursuant to which the Company will be the surviving corporation;

          WHEREAS, the stockholders of AHI have adopted this Agreement and approved the Merger in accordance with the General Corporation Law of the State of Delaware (the "DGCL");

          WHEREAS, AHI shall commence a tender offer to purchase up to 92.5% of the issued and outstanding shares of common stock, par value $.10 per share, of the Company (the "Company Shares" or "Company Common Stock") at a price of $15.50 per share, net to the seller in cash, in accordance with the terms hereinafter provided;

          NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:


                                   ARTICLE 1

                                   THE MERGER
                                   ----------

          1.1  The Merger.
               ----------

               (a) Effective Time. On the terms and subject to the conditions of this Agreement, and in accordance with the DGCL at the Effective Time (as defined in Section 1.2 hereof): (i) AHI will merge with and into the Company;
(ii) the separate existence of AHI shall cease and the Company shall continue as the surviving corporation (the Company, in its capacity as the surviving corporation in the Merger, is sometimes referred to herein as the "Surviving Corporation"); (iii) the Restated Certificate of Incorporation of the Company as amended as set forth on Exhibit A hereto shall as so amended, be the Certificate of Incorporation of the Surviving Corporation; (iv) the By-laws of the Company as in effect immediately prior to the Effective Time shall be the By-laws of the Surviving Corporation; and (v) the directors of AHI immediately prior to the Effective Time of the Merger shall be the directors of the Surviving Corporation, to serve in accordance with the by-laws thereof, until their successors are duly elected and qualified, or their earlier death, resignation or removal.

               (b) Effects of Merger. At and after the Effective Time, the Merger shall have all the effects provided in this Agreement and by applicable law.

          1.2 Effective Time of the Merger. Subject to the provisions of this Agreement, a certificate of merger (the "Certificate of Merger") shall be duly prepared and executed by AHI and the Company and thereafter delivered to the Secretary of State of the State of Delaware for filing, as provided in the DGCL, as soon as practicable on the Closing Date (as hereinafter defined). The Merger shall become effective upon the filing of the Certificate of Merger with the Secretary of State of the State of Delaware (the "Effective Time").

          1.3 Closing. Unless this Agreement shall have been terminated pursuant to Section 8.1 and subject to the satisfaction or waiver of all conditions to the consummation of the transactions contemplated hereby, the closing of the Merger (the "Closing") will take place at the offices of Weil, Gotshal & Manges, 767 Fifth Avenue, New York, New York, at 10:00 a.m., Local Time, on a date specified by AHI which is no more than five business days after the first date on which each of the conditions to Closing set forth in Section
7.1 shall have been satisfied or waived or such other time and date, and such other place as is agreed to in writing by the parties hereto. The date on which the Closing is scheduled to occur is herein referred to as the "Closing Date."


                                   ARTICLE 2

                                   THE OFFER
                                   ---------

          2.1  The Offer.
               ---------

               (a) Making the Offer. Provided that none of the events set forth in clauses (a) through (d) of Annex A shall have occurred and be continuing, AHI shall, (i) not later than the first business day following the date of this Agreement, publicly announce its intention to commence a tender offer for up to 17,201,839 shares of Company Common Stock representing 92.5% of the outstanding shares of Company Common Stock as of the date hereof at a price of $15.50 per Share, net to the seller in cash and (ii) commence (within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), the tender offer, as promptly as practicable following such public announcement, but in any event not later than the end of the fifth business day following such public announcement (such tender offer, as it may be amended from time to time in accordance with this Agreement, being referred to herein as the "Offer"). The Offer will be subject only to the conditions set forth in Annex A (the "Offer Conditions"). Any Offer Condition

(other than the Minimum Condition (as defined in Annex A) which may not be waived or changed) may be waived by AHI in its sole discretion. The Offer shall be made by means of an offer to purchase and related letter of transmittal (the "Letter of Transmittal" and, together with the offer to purchase, the "Offer to Purchase"). Subject only to the Offer Conditions, AHI shall accept for payment all Company Shares which are validly tendered on or prior to the expiration of the Offer and not withdrawn as soon as legally permissible and pay for all such Company Shares as promptly as practicable thereafter; provided, however, that if more than 17,201,839 Company Shares are so tendered, then AHI shall purchase 17,201,839 Company Shares pro rata from each tendering holder in proportion to the Shares tendered by such holders. Notwithstanding the foregoing or anything herein to the contrary, the tender of Company Shares by a stockholder of the Company is expressly conditioned on, and the Letter of Transmittal will so provide, that each tender of Company Shares is expressly subject to prompt satisfaction by AHI of its obligations under Section 6.10(d) hereof (excluding clause (i) thereof) and the receipt by the Company of the Financial Condition Certificate and Solvency Opinion (each as defined in Section 6.11 of this Agreement) unless waived by the Company on behalf of the stockholders of the Company. The Offer shall expire at 5:00 p.m., New York City time, on the twentieth business day following commencement thereof; provided, however, that
(i) AHI may, in its sole discretion, extend the expiration time of the Offer to 5:00 p.m., New York City time, on any business day (but not beyond the Deadline Time (as defined in Section 8.1(b))) at any time and from time to time if, as of any scheduled expiration time of the Offer (as originally scheduled or as extended as permitted or required by this paragraph (a)), any Offer Condition (other than the Minimum Condition) shall not have been satisfied; provided, however, that in no event shall AHI be permitted to extend the expiration time of the Offer if the failure of any Offer Condition to occur was caused by the material action or material failure to act of AHI; and provided, further, AHI shall not be permitted to extend the expiration time of the Offer beyond 5:00 p.m., New York City time, on the date which is ten business days after AHI has publicly announced that it has entered into definitive documentation with respect to the Financing (as herein defined) unless the Minimum Condition shall have been satisfied on or before such tenth business day; and (ii) if as of any scheduled expiration time of the Offer (as originally scheduled or as extended as required or permitted by this paragraph (a)), all of the conditions thereto have been satisfied or waived and at least 80% but less than 90% of the outstanding Company Shares have been validly tendered and not properly withdrawn pursuant to the Offer AHI may, in its sole discretion, extend the expiration time of the Offer but not beyond the Deadline Time, for up to an additional period of five business days. The date on which the Offer (as extended as permitted hereunder) shall expire is herein referred to as the "Expiration Date". Except as required by law and except for extensions permitted above in this Section 2.1(a), AHI shall not (v) increase or decrease the number of Company Shares being sought in the Offer, (w) change the form of consideration payable in the Offer, (x) add additional conditions to the Offer, (y) extend the time of original expiration of the Offer if all of the Offer Conditions are then satisfied or waived or (z) otherwise amend the Offer without the prior written or oral consent of the Company which consent shall not be unreasonably withheld and, in any event, will be deemed given if the Company does not deliver to AHI an objection in writing within 24 hours after receipt of AHI's written request for consent describing the proposed amendment (other than amendments which increase the amount of cash consideration payable for the purchase of Company Shares pursuant to the Offer).

          (b) Schedule 14D-1. As soon as practicable on the date the Offer is commenced, AHI shall file with the Securities and Exchange Commission (the "Commission") a tender offer statement on Schedule 14D-1 (together with all amendments and supplements thereto, the "Schedule 14D-1") with respect to the Offer. The Schedule 14D-1 shall include or shall incorporate by reference the Offer to Purchase (or portions thereof) and forms of the related letter of transmittal and summary advertisement, as well as all other information and exhibits required by law (the Schedule 14D-1, Offer to Purchase and such other documents, together with any supplements or amendments thereto, are herein referred to as the "Offer Documents"). The Offer Documents shall comply with the provisions of applicable law. AHI shall promptly correct any information in the Offer Documents that shall be or have become false or misleading in any material respect and shall take all steps necessary to cause the Schedule 14D-1 as so corrected to be filed with the Commission and the other Offer Documents as so corrected to be disseminated to holders of shares of Company Common Stock, in each case as and to the extent required by applicable federal securities law. AHI shall conduct the Offer in accordance with all applicable requirements of the Exchange Act and rules and regulations promulgated thereunder and all other applicable laws. AHI shall give the Company and its counsel an opportunity to review and comment on the Schedule 14D-1 prior to its being filed with the Commission. AHI shall provide the Company and its counsel with any written comments AHI may receive from the Commission with respect to the Offer Documents promptly after the receipt of such comments.

          2.2  Company Action.

          (a) Company Approvals. The Company hereby approves of and consents to the Offer and represents and warrants that (i) its Board of Directors (the "Company Board"), at a meeting duly called and held, has (A) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, taken as a whole, are fair to and in the best interests of the stockholders of the Company, and resolved to recommend that the holders of Company Common Stock accept the Offer, tender their shares of Company Common Stock thereunder to AHI, and, if required by applicable law, approve and adopt the Merger and this Agreement, and (B) approved this Agreement and the transactions contemplated hereby, including the Offer, the Tender Agreements (as herein defined) and the Merger, for purposes of Section 203 of the DGCL, (ii) it has received the opinion of William Blair & Co. ("Blair"), and the opinion of Lazard Freres & Co. ("Lazard"), in each case that the consideration to be paid in the Offer and the Merger, taken as a whole and taking into account the interest retained by the holders of Company Common Stock is, in the opinion of each of Blair and Lazard, fair to the holders of Company Common Stock (other than AHI and its subsidiaries and affiliates) from a financial point of view (the "Fairness Opinions") and (iii) a majority of the Disinterested Directors (as defined in the Company's certificate of incorporation) have approved this Agreement and the transactions contemplated hereby, including the Offer and Merger, in satisfaction of the conditions specified in Section 2(a) of Article VII of the Company's Restated Certificate of Incorporation. The Company Board will not withdraw or modify its approval or recommendation of the Offer, the Merger or this Agreement unless it shall determine in good faith after consultation with legal counsel that to not do so would be inconsistent with its fiduciary duties under applicable law. The Company hereby consents to the inclusion in the Offer Documents of the recommendations referred to in this
Section 2.2(a), subject to the immediately preceding sentence.

          (b) Tender Agreements. The Company has delivered, simultaneously with the execution of this Agreement, a Tender Agreement, in substantially the form attached hereto as Exhibit B, executed by each director of the Company and their respective affiliates and certain other individuals and trusts identified on Exhibit B.

          (c) Schedule 14D-9. The Company hereby agrees to file with the Commission contemporaneously with the commencement of the Offer, and promptly to mail to its stockholders, a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto, the "Schedule 14D-9") containing the recommendations contained in Section 2.2(a), subject to the conditions stated therein. AHI and its counsel shall be given an opportunity to review and comment on the Schedule 14D-9 prior to its being filed with the Commission. The Schedule 14D-9 will comply with the provisions of applicable law.

          (d) Labels, etc. In connection with the Offer, if requested by AHI, the Company shall promptly furnish AHI with mailing labels, security position listings, and any available listing or computer file containing the names and addresses of the record and, to the extent available, beneficial, holders of Shares as of a recent date (including without limitation updated lists of stockholders, mailing labels, and lists of security positions) as AHI or its agents may reasonably request in communicating the Offer to the record and beneficial owners of Shares. Subject to the requirements of law, and except for such steps as are necessary to disseminate the Offer Documents, AHI will hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request deliver to the Company all such information (whether in written or computer tape or disk form) and any copies or extracts therefrom in its possession or under its control. If any such information has been electronically stored, such information shall be deleted from such storage and AHI shall deliver a certificate to the Company to such effect.

          2.3  Company Board of Directors.

          (a) Designation by AHI. Promptly following the acceptance for payment by AHI of a majority of the outstanding Company Shares pursuant to the Offer, and from time to time thereafter, the Company shall take all actions necessary to cause a number (but not more than six) of directors of the Company Board (and a majority of the members of each committee of the Company Board and the members of the Board of Directors of each Subsidiary (as defined in Section 4.1(a)) of the Company) rounded up to the nearest whole number, equal to the percentage of outstanding Company Shares held by AHI, to consist of persons designated by AHI (whether, at the request of AHI, by means of increasing the size of the Company Board or seeking resignation of directors and causing AHI's designees to be elected). This Section 2.3(a) shall not constitute an implied waiver of the Minimum Condition by the Company, or any commitment by the Company to agree to such a waiver. Notwithstanding the foregoing, until the Effective Time at least one member of the Company Board and the board of directors of each Subsidiary on the date hereof who is not an employee of the Company and at least two members of the Company Board who are also employees of the Company on the date hereof shall remain members of the Company Board until death, disability or resignation (such members, including replacements appointed or herein provided are referred to herein as the "Continuing Directors"); provided that if the number of Continuing Directors shall be reduced below three because of death, disability or resignation, such remaining Continuing Directors (or Continuing Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies. Simultaneous with the execution hereof, the Company has (i) furnished to AHI copies of the written resignations of six of the directors of the Company which resignation shall in each case be subject to the acceptance for payment by AHI of at least a majority of the outstanding Company Shares pursuant to the Offer and receipt by the Company of written advice from The Chase Manhattan Bank (National Association) ("Chase") that Chase is ready, willing and able to fund the payment of the purchase price for the Company Shares accepted for payment by AHI in the Offer (the "Chase Advice"); provided that if less than two-thirds of the outstanding Company shares are purchased by AHI in the Offer, the Company will accept only five resignations selected by it; and (ii) adopted a resolution appointing certain designees of AHI as directors of the Company contingent upon the acceptance for payment by AHI of a majority of the outstanding Company Shares and receipt by the Company of the Chase Advice. AHI agrees not to seek any greater representation on the Company Board, the board of directors of any Subsidiary of the Company or any committee thereof prior to the Effective Time.

          (b) Section 14(f). The Company's obligations to cause designees of AHI to be elected or appointed to the Board of Directors of the Company shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all actions required pursuant to
Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 2.3(b), and shall include in the Schedule 14D-9 such information with respect to AHI and its officers and directors as is required under Section 14(f) and Rule 14f-1. AHI will supply to the Company and be solely responsible for any information with respect to AHI and its nominees, officers, directors and affiliates required by Section 14(f) and Rule 14f-1.

          (c) Special Director Approval. Following the election or appointment of AHI's designees pursuant to this Section 2.3 and prior to the Effective Time, any amendment of the Certificate of Incorporation or By-laws of the Company, any amendment or termination of this Agreement, extension of the time for the performance of, waiver of the obligations or other acts of AHI or waiver of the Company's rights or condition to the Company's obligation hereunder, or any other action which would materially affect any rights of the Company or the stockholders of the Company requires the concurrence of a majority of the Continuing Directors.

                                 ARTICLE 3

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES
               --------------------------------------------------

          3.1 Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders thereof:

          (a) Each share of Company Common Stock outstanding immediately prior to the Effective Time (other than AHI-owned Shares (as herein defined) and Company Treasury Shares (as herein defined)) shall be converted as follows:

                    (i) the Cash Portion (as herein defined) of each Share shall be converted into and represent the right to receive cash in an amount determined by subtracting (A) the product of $15.50 (or such higher price per Company Share paid in the Offer) multiplied by the number of AHI-owned Shares from (B) $266,628,495 (or, if higher, the product of the highest price per Company Share paid in the Offer multiplied by the product of 92.5% multiplied by the lesser of the number of Company Shares outstanding immediately prior to the Effective Time and 19,860,192 Company Shares) and dividing the result so obtained by the number of Old Shares (as herein defined);

                    (ii) the balance of each Company Share shall remain
               outstanding and be unaffected by the Merger (the total number of Shares to remain outstanding is referred to as the "Remaining Shares");

The Cash Portion is a percentage equal to a fraction expressed as a percentage (rounded to four decimal places), the numerator of which is the result of subtracting (y) the product of 7.5% multiplied by the number of Company Shares outstanding immediately prior to the Effective Time from (z) the number of Shares outstanding (other than AHI-owned Shares and Treasury Shares) immediately prior to the Effective Time (the "Old Shares") and the denominator of which is the number of Old Shares (it being understood that if the numerator is zero, the Cash Portion shall be zero);

          (b) each share of Company Common Stock held by AHI or any of its respective Subsidiaries or affiliates immediately prior to the Effective Time ("AHI-owned Shares") and each share of Company Common Stock then held in the treasury of the Company or any of its subsidiaries ("Company Treasury Shares") shall be cancelled and retired and cease to exist without any payment therefor;

          (c) each share of common stock Class A, par value $0.01 per share, of AHI ("AHI Common") outstanding immediately prior to the Effective Time shall be converted into a number of shares of Company Common Stock determined by [((x divided by .20) minus x) divided by y] where "x" equals the number of Remaining Shares (including for this purpose Dissenting Shares as herein defined) and "y" equals the number of shares of AHI Common outstanding on a fully diluted basis including treating for purposes of this calculation all outstanding options (including AHI Options (as herein defined)), warrants and other rights (including conversion rights and anti-dilution rights) to acquire AHI Common or shares of Class B non voting common stock, $.01 par value of AHI ("AHI Class B Common") and rights to receive options under the Executive Purchase Agreements (as herein defined) as having been exercised and given effect; and

          (d) each share (and fraction thereof) of Class A Preferred Stock, par value $0.01 per share, of AHI (the "AHI Class A Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series A Preferred Stock, par value $0.01 per share of the Company (the "Company Series A Preferred Stock"); each share (and fraction thereof) of Class B Preferred Stock, par value $0.01 per share, of AHI (the "AHI Class B Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series B Preferred Stock, par value $0.01 per share, of the Company (the "Company Series B Preferred Stock"); and each share (and fraction thereof) of Class C Preferred Stock, par value $0.01 per share, of AHI (the "AHI Class C Preferred Stock" and, together with the AHI Class A Preferred Stock and the AHI Class B Preferred Stock, the "AHI Preferred Stock") shall be converted into one share (and corresponding fraction thereof) of Series C Preferred Stock, par value $0.01 per share, of the Company (the "Company Series C Preferred Stock" and, together with the Company Series A Preferred Stock and the Company Series B Preferred Stock, the "Company Preferred Stock"). The Company Series A Preferred Stock, the Company Series B Preferred Stock and the Company Series C Preferred Stock shall have the terms substantially as set forth in the form of the Certificate of Designations, Preferences and Rights attached hereto as composite Exhibit C. At the Effective Time all shares of AHI Preferred Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each certificate previously representing any such shares of AHI Preferred Stock shall thereafter represent the right to receive the shares of Company Series A Preferred Stock, Company Series B Preferred Stock or Company Series C Preferred Stock, as the case may be, into which such AHI Preferred Stock has been converted pursuant to Section 3.1(d). Certificates previously representing shares of AHI Preferred Stock shall be exchanged for certificates representing shares of Company Preferred Stock to be issued in consideration therefor upon the surrender of such certificates in accordance with Section 3.5.

          3.2 Adjustment of Merger Consideration. If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, recapitalization, split-up, combination, exchange of shares or readjustment, or a stock dividend thereon shall be declared with a record date within such period, the consideration to be received in respect of each Share or Company Option (as herein defined) shall be appropriately and equitably adjusted.

          3.3  Shares of Dissenting Stockholders.

          (a) Company Stockholders. Notwithstanding Section 3.1(a), each outstanding Share as to which appraisal rights pursuant to Section 262 of the DGCL are exercised, perfected and not withdrawn or lost ("Dissenting Shares") shall not be converted pursuant to Section 3.1(a), but shall represent only the right to receive such consideration as may be determined to be due to the holder thereof (a "Company Dissenting Stockholder") pursuant to Section 262 of the DGCL; provided, however, that shares of Company Common Stock outstanding at the Effective Time and held by a Dissenting Stockholder who shall, after the Effective Time, withdraw his or her demand for appraisal or lose his or her right of appraisal as provided under Delaware law, shall be deemed to be converted and outstanding, as of the Effective Time of the Merger, as provided in Section 3.1(a). The Company shall give AHI (i) prompt notice of any written demands for appraisal, withdrawals of demands for appraisal and any other instruments served pursuant to the DGCL received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company will not voluntarily make any payment with respect to any demands for appraisal and will not, except with the prior written consent of AHI, settle or offer to settle any such demands. Each Company Dissenting Stockholder who becomes entitled, pursuant to the DGCL, to payment for his, her or its Company Common Stock shall receive payment therefor from the Surviving Corporation and such Shares shall be cancelled upon such payment.

          (b) AHI Stockholders. Notwithstanding Section 3.1(c) and (d), each outstanding share of AHI Common and AHI Preferred Stock as to which appraisal rights pursuant to Section 262 of the DGCL are available as a matter of law to the holder of such shares and which are validly exercised, perfected and not withdrawn or lost shall not be converted pursuant to Section 3.1(c) or (d), as the case may be, but shall represent only the right to receive such consideration as may be due to the holder

("AHI Dissenting Stockholder") thereof pursuant to Section 262 of the DGCL. Each AHI Dissenting Stockholder who becomes entitled, pursuant to the DGCL, to payment for his, her or its shares of AHI Common or AHI Preferred Stock shall receive payment therefor from the Surviving Corporation and such shares of AHI Common or AHI Preferred Stock, shall be cancelled upon such payment.

          3.4  Exchange of Company Common Stock Certificates.

          (a) Paying Agent. Prior to the Closing Date, AHI and the Company shall jointly select a bank or trust company with capital and surplus of at least $500 million and offices in the Borough of Manhattan, New York, to act as paying agent (the "Paying Agent") for the payment of the cash consideration specified in Section 3.1(a)(i), and the exchange of certificates representing Shares not converted in the Merger pursuant to Section 3.1(a)(ii) upon surrender of certificates representing Company Common Stock to be converted into the right to receive cash pursuant to the Merger.

          (b) Surviving Corporation to Provide Funds. Unless the Cash Portion shall be equal to zero, immediately prior to or simultaneously with the Effective Time AHI will take all steps necessary to enable and cause the Surviving Corporation to provide to the Paying Agent on a timely basis immediately available funds necessary to pay the aggregate cash amount required pursuant to Section 3.1(a).

          (c) Exchange Procedures. Unless the Cash Portion shall be equal to zero, as soon as practicable after the Effective Time, the Paying Agent shall mail to each holder of record, other than the Company, AHI and their respective affiliates and Subsidiaries, of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of Company Common Stock (the "Old Certificates"), (i) a letter of transmittal in appropriate and customary form and (ii) instructions for use in effecting the surrender of the Old Certificates in exchange for the amount of cash and retained Company Common Stock specified in Section 3.1(a). Upon surrender of an Old Certificate for cancellation as provided herein to the Paying Agent, together with such letter of transmittal, duly executed, and such other customary documents as may be required by the Paying Agent, the holder of such Old Certificate shall be entitled to receive in exchange therefor the amount of cash into which the shares of Company Common Stock theretofore represented by the Old Certificate so surrendered shall have been converted pursuant to the provisions of Section 3.1(a), less any amounts required to be withheld under applicable federal, state, local or foreign income tax regulations, and a new stock certificate evidencing the number of shares of Company Common Stock retained by such holder, and the Company Shares to the extent so converted and represented by the Old Certificate so surrendered shall forthwith be canceled. No interest will be paid or will accrue on the cash payable upon the surrender of any Old Certificate. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a check in payment of the proper amount of cash and a new stock certificate evidencing the proper amount of retained Company Common Stock may be issued to a transferee if the Old Certificate representing such Company Common Stock is presented to the Paying Agent, accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 3.4, each Old Certificate shall be deemed at any time after the Effective Time of the Merger to represent only the right to receive upon such surrender the amount of cash and retained Company Common Stock specified in Section 3.1(a) and the rights specified in this
Section 3.4. Any funds deposited with the Paying Agent that remain unclaimed by the stockholders of the Company for one year after the Effective Time shall be paid to the Surviving Corporation upon demand and any stockholders of the Company who have not theretofore complied with the instructions for exchanging their Old Certificates shall thereafter look only to the Surviving Corporation for payment.

          (d) Old Stock Certificates. If, after the Effective Time, Old Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as and to the extent provided in this Article 3, subject to applicable law in the case of shares of Company Common Stock held by Company Dissenting Stockholders.

          (e) Fractional Shares. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of an Old Certificate (taking into account all Old Certificates surrendered for exchange by a particular stockholder) pursuant to Section 3.4(a). In the event a fractional share would be retained pursuant to Section 3.1(a)(ii), each holder of an Old Certificate (taking into account all Old Certificates surrendered for exchange by a particular stockholder) who would otherwise have been entitled to retain a fraction of a share of Company Common Stock upon surrender of such Certificates for exchange pursuant to Section 3.2 will have such fractional share rounded to the nearest whole Share and will receive the appropriate new certificate therefor.

          3.5 Exchange of AHI Stock. After the Effective Time, each holder of a certificate formerly representing AHI Common or AHI Preferred Stock who surrenders or has surrendered such certificate (or customary affidavits and indemnification regarding the loss or destruction of such certificate), together with duly executed transmittal materials, to the Paying Agent shall be entitled to a certificate representing shares of Company Common Stock or Company Preferred Stock (including fractional shares) into which the shares of AHI Common or AHI Preferred Stock, as the case may be, shall have been converted pursuant hereto. Notwithstanding any other provision of this Agreement, no certificates or scrip representing fractional shares of Company Common Stock shall be issued upon the surrender for exchange of a certificate ("AHI Common Certificate") representing AHI Common (taking into account all AHI Common Certificates surrendered by a particular holder of AHI Common). In lieu thereof, each holder of an AHI Common Certificate (taking into account all AHI Common Certificates held by a particular stockholder) who would otherwise have been entitled to receive a fraction of a share of Company Common Stock upon surrender of an AHI Common Certificate for exchange will have such fractional share rounded to the nearest whole share and will receive the appropriate new certificate therefor.

          3.6 Company Stock Options. The Company shall (subject to the approval of the holders thereof) make such adjustments to all the outstanding options to purchase shares of Company Common Stock as may be necessary to provide that at the Effective Time each such option whether or not then exercisable (the "Company Options") shall, in settlement, be converted into the right to receive a cash payment in an amount equal to the difference, if any, between $15.50 or such higher price paid in the Offer or Merger and the per share exercise price of such Company Option multiplied by the number of shares of Company Common Stock subject to such Company Option. The Company shall adopt such amendments to its plans under which such Company Options were granted, and shall use its reasonable best efforts to obtain prior to the Closing Date such consents of the holders of such Company Options, as shall be necessary to effectuate the foregoing.

          3.7  AHI Stock Options.   At the Effective Time, each outstanding
option, warrant or other right to acquire AHI Common shall be assumed by the Company as provided in Section 6.15 hereof.

          3.8 Short-Form Merger. If AHI shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, the parties agree, at the request of AHI, to take all necessary and appropriate action to cause the Merger to become effective without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

          4.1 Representations and Warranties of the Company. Subject to the qualifications and exceptions, if any, set forth in the disclosure letter of even date herewith from the Company to AHI (the "Company Disclosure Schedule"), the Company represents and warrants to AHI as follows as of the date hereof:

          (a) Organization, Standing and Power. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a material adverse effect (as herein defined) on the Company. As used in this Agreement, "material adverse effect" means, with respect to any entity, a materially adverse effect on the condition (financial or otherwise), assets, liabilities, business or results of operations of such entity and its Subsidiaries taken as a whole; and "Subsidiary" of an entity means a corporation more than 50% of whose voting securities ordinarily entitled to elect at least a majority of its Board of Directors or other persons performing similar functions is owned or controlled directly or indirectly by such entity.

          (b) Capital Structure. The authorized capital stock of the Company consists of 40,000,000 shares of Company Common Stock and 1,500,000 shares of preferred stock, no par value ("Preferred Stock"). At the close of business on February 10, 1995, 18,596,582 shares of Company Common Stock were outstanding, 1,263,610 shares of Company Common Stock were reserved for issuance upon the exercise of outstanding stock options, no shares of Preferred Stock were outstanding, and no bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("Voting Debt") were issued or outstanding. Since February 10, 1995, no shares of Company Common Stock have been issued except pursuant to the Company Option Plans. All outstanding shares of the Company capital stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Except for options to purchase 1,263,610 shares of Company Common Stock issued pursuant to the Company's 1981 Stock Incentive Award Plan, 1985 Nonqualified Stock Option Plan and Director's Stock Option Plan, each as amended (the "the Company Option Plans"), there are no outstanding options, warrants, calls, rights, commitments or agreements of any character to which the Company or any Subsidiary of the Company is a party or by which it is bound obligating the Company or any Subsidiary of the Company to issue, deliver or sell, or cause to be issued, delivered or sold shares of capital stock or any Voting Debt of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement.

          (c) Authority. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to approval of this Agreement by the stockholders of the Company as required by law, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject to such approval by the stockholders of the Company as may be required by law. This Agreement has been duly executed and delivered by the Company and, subject to such approval by the stockholders of the Company as may be required by law, constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or defaults (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to loss of any material benefit under any provision of the Certificate of Incorporation or By-laws of the Company or any Subsidiary of the Company or any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any Subsidiary of the Company or their respective properties or assets, other than any such conflicts, violations, defaults or terminations, cancellations or acceleration under any such loan or other agreement or obligation which will be extinguished or satisfied on or before the Effective Time or which individually or in the aggregate do not and would not have a material adverse effect on the Company. No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a

"Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby, except for (i) the filing with the Commission of (A) a proxy or information statement relating to the adoption by the Company's stockholders of, or the required notice of the adoption of, this Agreement (the "Information Statement") and (B) the Schedule 14D-9 and such reports under the Exchange Act as may be required in connection with this Agreement and the transactions contemplated hereby, and (ii) the filing with the appropriate authorities of the Certificate of Merger and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business. Notwithstanding anything to the contrary herein contained and except for the representations and warranties of the Company in this Agreement, the Company is not making and shall not be deemed to make any representation or warranty with respect to the offer or issuance of shares of Company Common Stock or Company Preferred Stock to AHI stockholders in the Merger.

          (d) SEC Documents. Each report, schedule, registration statement and definitive proxy statement filed by the Company with the Commission since September 1, 1991 (the "SEC Documents"), as of its respective filing date, (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act and the respective rules and regulations of the Commission thereunder applicable to such SEC Documents and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Company has timely filed all documents that it was required to file with the Commission since September 1, 1991, except where the failure to file did not and would not reasonably be expected to have a material adverse effect on the Company. The Company has not filed any Reports on Form 8-K since November 30, 1994 and prior to the date hereof. The financial statements of the Company included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended except as may be as otherwise stated therein and, in the case of unaudited statements, as permitted by Form 10-Q or for normal, recurring, year-end audit adjustments that would not be material in the aggregate.

          (e) Information Supplied. The information supplied by the Company to AHI in writing expressly for inclusion in the Offer Documents at the date the Offer Documents are first mailed to the stockholders of the Company will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (f) Compliance with Applicable Laws. Except as disclosed in the SEC Documents filed prior to the date hereof, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which individually or in the aggregate do not and would not reasonably be expected to have a material adverse effect on the Company. No investigation or proceeding before any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge of the Company, threatened, other than those which are disclosed in the SEC Documents or those the outcome of which would not reasonably be expected to have a material adverse effect on the Company.

          (g) Litigation. Except as disclosed in the SEC Documents filed prior to the date hereof, there is no suit, action or proceeding pending, or, to the knowledge of the Company and its Subsidiaries, threatened against the Company or any Subsidiary of the Company which has a reasonable probability of being decided adversely to the Company or its Subsidiaries and which, if adversely determined, would reasonably be expected to have a material adverse effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company having, or which would have, any such effect.

          (h) Title to Properties. Except as disclosed in the SEC Documents filed prior to the date hereof, the Company or one of its Subsidiaries has good and indefeasible title to all properties purported to be owned by it or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (i) statutory liens securing payments (including taxes) not yet due, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iii) such encumbrances as do not have a material adverse effect on the Company.

          (i) Leased Properties. Except as disclosed in the SEC Documents filed prior to the date hereof, the Company or one of its Subsidiaries is the lessee of all leasehold estates reflected in the latest audited financial statements included in such SEC Documents or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each lease is valid without material default thereunder by the lessee or, to the Company's knowledge, the lessor, except for such leases the invalidity of which or the material default under which in the future would not reasonably be expected to have a material adverse effect on the Company.

          (j) Taxes. Each of the Company and its Subsidiaries has filed, or has timely applied for extensions to file, all tax returns, reports, statements and other documents ("the Company Tax Returns") required to be filed, distributed, or prepared by any of them relating to any material taxes. Each of the Company and its Subsidiaries has paid (or the Company has paid on its behalf), or has set up a reserve reasonably believed by the Company, after consultation with its independent accountants, to be adequate for the payment of, all material taxes required to be paid, withheld, or deducted in respect of the periods covered by such the Company Tax Returns, and the most recent financial statements contained in the SEC Documents filed prior to the date hereof reflect an adequate reserve for all taxes payable, or required to be withheld and remitted, by the Company and its Subsidiaries accrued through the date of such financial statements. Neither the Company nor any Subsidiary of the Company is delinquent in the payment of any material tax, assessment or governmental charge, except those which are being contested in good faith and for which adequate reserves have been established or which would not reasonably be expected to have a material adverse effect on the Company. No deficiencies material to the Company and its Subsidiaries taken as a whole for any taxes have been proposed, asserted or assessed against the Company or any of its Subsidiaries, and no requests for waivers of the time to assess any such tax, the granting of which would have a material adverse effect on the Company and its Subsidiaries taken as a whole, are pending. The federal income tax returns of the Company and each of its Subsidiaries consolidated in such returns have been examined by and settled with the United States Internal Revenue Service for all years through 1985. For the purposes of this Agreement, the term "taxes" shall include all federal, state, local and foreign income, property, sales, excise withholding, unemployment compensation, social security, and other taxes.

          (k) Certain Agreements. (i) The Company Disclosure Schedule contains true and correct copies of all agreements between the Company and its executive officers whose salary and bonus for the fiscal year ended August 31, 1994 exceeded $150,000 (the "Executive Contracts"). Except as disclosed in the SEC Documents filed prior to the date hereof, as set forth in the Executive Contracts or as permitted pursuant to Section 5.1(j), neither the Company nor any of its Subsidiaries is a party to any written or oral agreement, plan or arrangement with any officer, director or employee of the Company or any Subsidiary (other than the Company Option Plans) (A) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company or any Subsidiary of the Company of the nature of any of the transactions contemplated by this Agreement, (B) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, or (C) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. The Company Disclosure Schedule contains a true and correct copy of the United Stationers Severance Plan dated February 10, 1995 as in effect on the date hereof.

          (ii) Except as disclosed in the SEC Documents filed prior to the date hereof, neither the Company nor any of its Subsidiaries is a party to any oral or written (A) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money material to the Company and its Subsidiaries taken as a whole or (B) other contract, agreement or commitment of the Company or its Subsidiaries material to the Company and its Subsidiaries taken as a whole (except those entered into in the ordinary course of business).

          (l) ERISA Compliance. Except as disclosed in the SEC Documents filed prior to the date hereof, the present value of all accrued benefits (vested and unvested) under all the "employee pension benefit plans" as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which are subject to Title IV of ERISA and which the Company or any Subsidiary of the Company maintains, or to which the Company or any Subsidiary of the Company is obligated to contribute (the "Company Pension Plans"), did not, as of the respective last annual valuation dates for such Company Pension Plans, exceed the value of the assets of such Company Pension Plans allocable to such benefits. Except as disclosed in the SEC Documents filed prior to the date hereof, none of the Company Pension Plans subject to
Section 302 of ERISA has incurred any "accumulated funding deficiency", as such term is defined in Section 302 of ERISA (whether or not waived), since the effective date of such Section 302. None of the Company, any Subsidiary of the Company, any officer of the Company or a

Subsidiary of the Company or any of the employee benefit plans of the Company and the Subsidiaries of the Company which are subject to ERISA, including the Company Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which would subject the Company, any Subsidiary of the Company, any officer of the Company or a Subsidiary of the Company, any of such plans or any trust to any material tax or penalty on prohibited transactions imposed by such Section 4975 and would reasonably be expected to have a material adverse effect on the Company. Neither any of such Company Pension Plans subject to Title IV of ERISA nor any of their related trusts have been terminated, nor has there been any material "reportable event", as that term is defined in Section 4043 of ERISA, for which the 30 day reported request event have not been waived with respect thereto, which in any case would have a material adverse effect on the Company. The Company is not a contributing employer to any "multiemployer plan" as such term is defined in
Section 3(37) or Section 4001 (a)(3) of ERISA.

          (m) Patents, Trademarks, Etc. The Company and its Subsidiaries own or have the right to use all material patents, trademarks, trade names, service marks, trade secrets, copyrights and other proprietary intellectual property rights used in connection with the businesses of the Company and its Subsidiaries, the lack of which would have a material adverse effect on the Company. The Company does not have any knowledge of any conflict with the rights of the Company and its Subsidiaries therein or any knowledge of any conflict by them with the rights of others therein which in either case would have a material adverse effect on the Company. Notwithstanding anything to the contrary set forth in this Agreement, the representations and warranties contained in this Section 4.1(m) that the Company does not have knowledge of a fact shall not be breached by the existence of facts of which the Company could have been informed by conducting searches of records contained in filing offices, court records or other public or private records or databases.

          (n) Absence of Certain Changes or Events. Except as disclosed in the SEC Documents, since November 30, 1994, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary course, and there has not been (i) any damage, destruction or loss to any property of the Company or its Subsidiaries, whether covered by insurance or not, which has or in the future would have a material adverse effect on the Company or the Surviving Corporation; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of the Company's capital stock (other than regular quarterly dividends of $.10 per share); (iii) except for the Executive Contracts and the United Stationers Severance Plan dated as of February 10, 1995, the execution of any agreement with any executive officer of the Company providing for his employment, or any increase in compensation or in severance or termination benefits payable or to become payable by the Company and its Subsidiaries to their officers or key employees, or any material increase in benefits under any collective bargaining agreement or in benefits under any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, insurance or other plan or arrangement or understanding (whether or not legally binding) providing benefits to any present or former employee of the Company (collectively, "the Company Employee Benefit Plans"), except in any case in the ordinary course of business consistent with prior practice; or (iv) any transaction, commitment, dispute or other event or condition of any character individually or in the aggregate having or which in the future would reasonably be expected to have a material adverse effect on the Company or the Surviving Corporation.

          (o) Certain Information. With respect to agreements with customers or suppliers which the Company has not disclosed to AHI prior to date hereof for competitive reasons, (i) such agreements were entered into in the ordinary course of the Company's business, (ii) the Company reasonably believes that such agreements are in the aggregate not materially adverse to the Company and its Subsidiaries taken as a whole and (iii) such agreements (A) do not contain terms permitting cancellation or termination thereof upon the consummation of the transactions contemplated hereby where such cancellation or termination would reasonably be expected to have individually or in the aggregate a material adverse effect on the Company and (B) if breached by the Company by reason of the consummation of this Agreement would result in damages against the Company which would reasonably be expected to have a material adverse effect on the Company.

          (p) Definition of Knowledge. For purposes of the Agreement, "to the knowledge of the Company" and words of similar import shall be limited to the actual knowledge of the executive officers of the Company and its Subsidiaries.

          4.2 Representations and Warranties of AHI. Subject to the qualifications and exceptions, if any, set forth in the disclosure letter from AHI (the "AHI Disclosure Schedule") to the Company of even date herewith, AHI represents and warrants to the Company as follows:

          (a) Organization, Standing and Power. Each of AHI and Associated Stationers Inc., a Delaware corporation ("Associated") and a wholly owned Subsidiary of AHI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted and is duly qualified and in good standing to do business in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a material adverse effect on AHI.

          (b) Capital Structure. The authorized capital stock of AHI consists of 5,000,000 shares of Class A common stock, $.01 par value, of which 954,911 shares are outstanding (subject to increase as permitted under Section 6.5), 5,000,000 shares of Class B Nonvoting Common Stock, $.01 par value, none of which are outstanding, 15,000 shares of Class A Preferred Stock, $.01 par value, of which 5,000 shares are outstanding (subject to increase for dividends accruing after the date hereof in accordance with the terms existing as of the date hereof), 15,000 shares of Class B Preferred Stock, $.01 par value, of which 6,724.4436 shares are outstanding (subject to increase for dividends accruing after the date hereof in accordance with the terms existing as of the date hereof) and 15,000 shares of Class C Preferred Stock, $.01 par value, of which 10,086.6657 shares are outstanding (subject to increase for dividends accruing after the date hereof in accordance with the terms existing as of the date hereof). 31,528 shares of AHI Common are reserved for issuance under outstanding stock options granted under the Associated Holdings, Inc. 1992 Management Stock Option Plan (the "AHI Option Plan"), and an additional 21,684 shares of AHI Common were reserved for issuance under stock options to be granted to certain executive officers of AHI prior to January 31, 1996 pursuant to Executive Stock Purchase Agreements dated January 31, 1992 (the "Executive Purchase Agreements"). No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which stockholders may vote ("AHI Voting Debt") were issued or outstanding. All outstanding shares of the capital stock are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights. Except for options to purchase 31,528 shares of AHI Common issued pursuant to the AHI Option Plan, rights of certain executive officers under the Executive Purchase Agreements to receive options exercisable for an aggregate of 21,684 additional shares of AHI Common, a warrant exercisable for 23,129 shares of AHI Common issued to Boise Cascade Corporation and warrants exercisable for an aggregate of 201,275 shares of AHI Common Stock issued to certain lenders to AHI (collectively, the "AHI Options") there are no outstanding options, warrants, calls, rights, commitments or agreements of any character to which AHI or any Subsidiary of AHI is a party or by which it is bound obligating AHI or any Subsidiary of AHI to issue, deliver or sell, or cause to be issued, delivered or sold shares of capital stock or any Voting Debt of AHI or any Subsidiary of AHI or obligating AHI or any Subsidiary of AHI to grant, extend or enter into any such option, warrant, call right, commitment or agreement, except as and to the extent permitted pursuant to Section 6.5. AHI has no Subsidiaries other than Associated, and Associated has no Subsidiaries. Neither AHI nor Associated nor, to the knowledge of AHI, any affiliate of AHI owns any Company Shares (other than as purchased pursuant to the Offer).

          (c) Authority. AHI has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement has been approved by all necessary corporate action including the approval of the holders of capital stock of AHI in accordance with the DGCL. The execution and delivery of this Agreement by AHI and the consummation by AHI of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of AHI including the approval of the stockholders of AHI. This Agreement has been duly executed and delivered by AHI and constitutes a valid and binding obligation of AHI enforceable against AHI in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to loss of a material benefit under, any provision of the Certificate of Incorporation or By-laws of AHI or any Subsidiary of AHI or any loan or credit agreement, note, bond, mortgage, indenture, lease, or other agreement, instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to AHI or any Subsidiary of AHI or their respective properties or assets, other than any such conflicts, violations or defaults which will be extinguished or satisfied on or before the Effective Time or which individually or in the aggregate do not and would not have a material adverse effect on AHI. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to AHI in connection with the execution and delivery of this Agreement by AHI or the consummation by AHI of the transactions contemplated hereby, except for (i) filings to be made and approval to be obtained under applicable state securities laws and state takeover laws,
(ii) the filing with the appropriate authorities of the Certificate of Merger and appropriate documents with the relevant authorities of other states and municipalities in which AHI is qualified to do business, and (iii) the filing of the Schedule

14D-1 with the Commission and such other compliance with the Exchange Act as may be required in connection with the transactions contemplated hereby.

          (d) Information Supplied. The information supplied by AHI to the Company in writing expressly for inclusion in the Information Statement and all information (including the pro forma financial information) relating to the Surviving Corporation, the proposed business and operation of the Company following consummation of the Offer and the Financing included in the Information Statement, at the date the Information Statement is first mailed to the stockholders of the Company, at the date of the stockholders meeting referred to in Section 6.3 (if held) and at the Effective Time, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The information supplied by AHI to the Company in writing expressly for inclusion in the Schedule 14D-9, and all information relating to the Surviving Corporation, the business and operation of the Company following consummation of the Offer and the Financing included in the Schedule 14D-9 at the date the Schedule 14D-9 is first mailed to stockholders of the Company and at the Expiration Date will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. For purposes of this representation and warranty, AHI shall be entitled to assume the accuracy in all material respects of the Company's representations and warranties in this Agreement.

          (e) Solvency. At the Effective Time and after giving effect to any changes in the Surviving Corporation's assets and liabilities as a result of the Merger and the Financing (as herein defined) therefor and the use of proceeds therefrom, the Surviving Corporation will not: (i) be insolvent either because its financial condition is such that the sum of its debts is greater than the fair value of its assets or because the present fair salable value of its assets will be less than the amount required to pay its probable liability on its debts (including any legal liability whether matured or unmatured, liquidated, absolute, fixed, or contingent with any contingent liability evaluated in light of all the facts and circumstances existing at the time of such valuation as the amount that can reasonably be expected to become an actual or matured liability) as they become absolute and matured; (ii) have unreasonably small capital with which to continue as a going concern and will not lack sufficient capital for its needs and anticipated needs; or (iii) have incurred or plan to incur debts beyond its ability to pay as they become absolute and matured. For the purpose of the representation and warranty contained in this Section 4.2(e), AHI shall be entitled to assume that the representations and warranties of the Company regarding its liabilities and the liabilities of its Subsidiaries are true and correct in all material respects and that there has been and will be no material change in the aggregate of the assets or liabilities of the Company after the date hereof except to the extent AHI has knowledge to the contrary.

          (f) Financing. AHI has obtained and furnished the Company with a true and correct copy of the commitment letter, dated February 13, 1995 from Chase. Such commitment letter of Chase, as the same may be amended as permitted herein, is herein referred to as the "Chase Commitment"; provided, however, that no such amendment shall increase the aggregate amount of indebtedness, reduce the amount of required equity contribution or materially increase the aggregate cost of funds. Pursuant to the Chase Commitment, Chase has committed to provide senior and subordinate debt financing in an aggregate amount sufficient (together with the equity infusion contemplated thereby) to (i) pay all amounts required to be paid to the stockholders of the Company upon consummation of the Offer and Merger, (ii) pay all amounts required to be paid in respect of employee stock options pursuant to Section 3.6 hereof, (iii) pay all expenses incurred in connection with the transactions contemplated by this Agreement (it being understood that, with respect to such expenses incurred or to be incurred by the Company, AHI may assume that the Company will not breach Section 6.6 hereof),
(iv) provide working capital to the Company immediately following consummation of the Offer, (v) provide for the Benefits Letter of Credit and Bonus Trust Letter of Credit (each as defined in Section 6.10(d) hereof), and (vi) pay all amounts owing (including penalties, prepayment fees and breakage fees identified in the Company Disclosure Schedule) under the indebtedness of the Company and its Subsidiaries to be refinanced under the Chase Commitment. The Chase Commitment is in full force and effect. It is understood that, in lieu of utilizing the subordinated debt financing provided in the Chase Commitment, AHI may, at its option, obtain such portion of the financing for the Merger through a public or private sale of subordinated debt and/or preferred stock issued by the Surviving Corporation (which debt and preferred stock will become obligations of the Company pursuant to the Merger) on terms satisfactory to AHI (subject to the terms of this Agreement). AHI believes and has a reasonable and informed basis for believing that the Financing will be available at the expiration of the Offer and upon consummation of the Merger. The financing contemplated by this Section 4.2(f) is herein called the "Financing." AHI has reviewed the form of Solvency Opinion and has no reason to believe that the Solvency Opinion will not be issued by the Appraiser (as defined in Section 6.11) without material change therein as required herein.

          (g) Offer Documents. The Offer Documents (other than information supplied by the Company to AHI in writing expressly for inclusion therein, as to which no representation or warranty is made), at the date the Offer Documents are first mailed to the stockholders of the Company and at the Expiration Date will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (h) Financial Statements. AHI has furnished to the Company true and correct copies of the audited balance sheets of AHI and its consolidated Subsidiaries at December 31, 1992, 1993 and 1994, respectively, and the audited statements of operations and cash flows of AHI and its consolidated Subsidiaries for the fiscal years then ended (collectively, the "AHI Financial Statements"). The AHI Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved and fairly present in all material respects the consolidated financial position of AHI and its consolidated Subsidiaries as at the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended except as otherwise stated therein.

          (i) Compliance with Applicable Laws. The businesses of AHI and its Subsidiaries are not being conducted in violation of any law, ordinance, regulation, judgment, decree, injunction, rule or order of any Governmental Entity, except for violations which individually or in the aggregate do not, and would not reasonably be expected to have a material adverse effect on AHI. No investigation or proceeding before any Governmental Entity with respect to AHI or any of its Subsidiaries is pending or, to the knowledge and AHI, threatened, other than those the outcome of which would not reasonably be expected to have a material adverse effect on AHI.

          (j) Litigation. There is no suit, action or proceeding pending, or, to the knowledge of AHI or any of Subsidiary of AHI, threatened against AHI or any Subsidiary of AHI which has a reasonable probability of being decided adversely to AHI or such Subsidiary and which, if adversely determined, would reasonably be expected to have a material adverse effect on AHI, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against AHI or any Subsidiary of AHI having, or which in the future would reasonably be expected to have any such effect.

          (k) Liabilities. Neither AHI nor any of its Subsidiaries has any material liabilities or obligations (absolute, accrued, contingent or otherwise) of a nature required by generally accepted accounting principles to be recognized or disclosed in consolidated financial statements of AHI and its Subsidiaries, except those disclosed therein.

          (l) Title to Properties. AHI or one of its Subsidiaries has good and indefeasible title to all properties purported to be owned by it or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all claims, liens, charges, security interests or encumbrances of any nature whatsoever except (i) statutory liens securing payments (including taxes) not yet due, (ii) such imperfections or irregularities of title, claims, liens, charges, security interests or encumbrances as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties and (iii) such encumbrances as do not have a material adverse effect on AHI.

          (m) Leased Properties. AHI is the lessee of all leasehold estates reflected in the AHI Financial Statements or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) and is in possession of the properties purported to be leased thereunder and each lease is valid without material default thereunder by the lessee or, to AHI's knowledge, the lessor, except for such leases the invalidity of which or the material default under which in the future would not reasonably be expected to have a material adverse effect on AHI.

          (n) Taxes. Each of AHI and its Subsidiaries has filed, or has timely applied for extensions to file, all tax returns, reports, statements and other documents ("AHI Tax Returns") required to be filed, distributed, or prepared by any of them relating to any material taxes. Each of AHI and its Subsidiaries has paid (or AHI has paid on its behalf), or has set up a reserve believed by AHI, after consultation with its independent accountants, to be adequate for the payment of, all material taxes required to be paid, withheld, or deducted in respect of the periods covered by such AHI Tax Returns, and the most recent financial statements contained in the AHI Financial Statements reflect an adequate reserve for all taxes payable, or required to be withheld and remitted, by AHI and its Subsidiaries accrued through the date of such financial statements. Neither AHI nor any Subsidiary of AHI is delinquent in the payment of any material tax, assessment or governmental charge, except those which are not anticipated to be material to AHI and its Subsidiaries taken as a whole and except those which are being contested in good faith and for which adequate reserves have been established. No deficiencies material to AHI and its Subsidiaries taken as a whole for any taxes have been proposed, asserted or assessed against AHI or any of its Subsidiaries, and no requests for waivers of the time to assess any such tax, the granting of which would have a material adverse effect on AHI are pending.

          (o) Certain Agreements. Neither AHI nor any of its Subsidiaries is a party to any oral or written agreement, plan or arrangement with any officer, director or employee of AHI or any Subsidiary of AHI (i) the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving AHI or any Subsidiary of AHI of the nature of any of the transactions contemplated by this Agreement, (ii) providing severance benefits or other benefits after the termination of employment regardless of the reason for such termination of employment, (iii) any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement. Neither AHI nor any of its Subsidiaries is a party to any oral or written (i) agreement, contract, indenture or other instrument relating to the borrowing of money or the guarantee of any obligation for the borrowing of money material to AHI and its Subsidiaries taken as a whole or (ii) other contract, agreement or commitment of AHI or its Subsidiaries material to AHI and its Subsidiaries taken as a whole (except those entered into in the ordinary course of business).

          (p) ERISA Compliance. The present value of all accrued benefits (vested and unvested) under all the "employee pension benefit plans" as such term is defined in Section 3(2) of ERISA which are subject to Title IV of ERISA, and which AHI or any Subsidiary of AHI maintains, or to which AHI or any Subsidiary of AHI is obligated to contribute (the "AHI Pension Plans"), did not, as of the respective last annual valuation dates for such AHI Pension Plans, exceed the value of the assets of such AHI Pension Plans allocable to such benefits. None of the AHI Pension Plans subject to Section 302 of ERISA has incurred any "accumulated funding deficiency", as such term is defined in
Section 302 of ERISA (whether or not waived), since the effective date of such
Section 302. None of AHI, any Subsidiary of AHI, any officer of AHI or a Subsidiary of AHI or any of the employee benefit plans of AHI and the Subsidiaries of AHI which are subject to ERISA, including the AHI Pension Plans, or any trusts created thereunder, or any trustee or administrator thereof, has engaged in a "prohibited transaction", as such term is defined in Section 4975 of the Code, which could subject AHI, any Subsidiary of AHI, any officer of AHI or a Subsidiary of AHI, any of such plans or any trust to any material tax or penalty on prohibited transactions imposed by such Section 4975 and would reasonably be expected to have a material adverse effect on AHI. Neither any of such AHI Pension Plans subject to Title IV of ERISA nor any of their related trusts have been terminated, nor has there been any material "reportable event", as that term is defined in Section 4043 of ERISA, for which the 30 day reported request event have not been waived with respect thereto, which in any case would have a material adverse effect on AHI and its Subsidiaries taken as a whole. AHI is not a contributing employer to any "multiemployer plan" as such term is defined in Section 3(37) or Section 4001(a)(3) of ERISA.

          (q) Certain Information. With respect to agreements with customers or suppliers which AHI has not disclosed to the

Company prior to date hereof for competitive reasons, (i) such agreements were entered into in the ordinary cause of AHI's business, (ii) AHI reasonably believes that such agreements are in the aggregate not materially adverse to AHI and its Subsidiaries taken as a whole and (iii) such agreements (A) do not contain terms permitting cancellation or termination thereof upon the consummation of the transactions contemplated hereby where such cancellation or termination would reasonably be expected to have individually or in the aggregate a material adverse effect on AHI and (B) if breached by AHI by reason of the consummation of this Agreement would result in damages against AHI which would reasonably be expected to have a material adverse effect on AHI.

          (r) Absence of Certain Changes or Events. Since December 31, 1994 AHI and the Subsidiaries of AHI have conducted their respective businesses only in the ordinary course, and there has not been (i) any damage, destruction or loss to any property of AHI or its Subsidiaries, whether covered by insurance or not, which has or, in the future would reasonably be expected to have a material adverse effect on AHI or the Surviving Corporation; (ii) any declaration, setting aside or payment of any dividend (whether in cash, stock or property) with respect to any of AHI's capital stock other than the accrual or payment of dividends on the AHI Preferred Stock in accordance with its terms; or (iii) any transaction, commitment, dispute or other event or condition by or with respect to AHI or its Subsidiary which, individually or in the aggregate, has had, or in the future would reasonably be expected to have, a material adverse effect on AHI or the Surviving Corporation.

          (s) Definition of Knowledge. For purposes of the Agreement, "to the knowledge of AHI" and words of similar import shall be limited to the actual knowledge of the executive officers of AHI and its Subsidiaries.

                                 ARTICLE 5

                   COVENANTS RELATING TO CONDUCT OF BUSINESS
                   -----------------------------------------

          5.1 Covenants of the Company. During the period from the date of this Agreement and continuing until the Effective Time, the Company (except as expressly permitted or contemplated by this Agreement or to the extent that AHI shall otherwise consent in writing) shall conduct its business as follows:

          (a) Ordinary Course. The Company and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use reasonable efforts to preserve their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers and suppliers, except as any of the foregoing shall have been affected by the announcement of the transactions contemplated by this Agreement.

          (b) Dividends; Changes in Stock. The Company shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock except as permitted by Section 6.13 hereof,
(ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of the Company or (iii) repurchase or otherwise acquire, or permit any Subsidiary of the Company to purchase or otherwise acquire, any shares of its capital stock (other than in accordance with the terms of the Company Option Plans) or Company options (except as contemplated by this Agreement).

          (c) Issuance of Securities. The Company shall not, and shall not permit any Subsidiary of the Company to, issue, deliver or sell, or authorize or propose the issuance, or delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities (other than the issuance of no more than 10,000 shares of Company Common Stock upon the exercise of stock options granted under the Company Option Plans that are outstanding on the date of this Agreement in accordance with their present terms).

          (d) Governing Documents. The Company shall not, and shall not permit any Subsidiary to, amend or propose to amend its Certificate of Incorporation or bylaws except as contemplated by Section 1.1(a).

          (e) Takeover Proposals. From and after the date hereof and until the Effective Time (or earlier termination of this Agreement), provided that AHI is not in material breach of this Agreement, the Company shall not, nor shall it permit any Subsidiary of the Company to, nor shall it authorize or permit any officer, director or employee of or any investment banker, attorney, accountant or other representative retained by the Company or any Subsidiary of the Company to, solicit, initiate or encourage submission of any proposal or offer (including by way of furnishing nonpublic information about the Company) from any person which constitutes, or may reasonably be expected to lead to, any Takeover Proposal (as defined below); provided, however, that the Company and such other persons shall be entitled to furnish information to any third party (and enter into agreements with respect to confidentiality and related matters with such third party) in response to an unsolicited inquiry and to engage in discussions to clarify and refine any details of any offers that may result from any such unsolicited inquiry to the extent the Company Board determines in good faith and after consultation with its legal counsel that the failure to do so would be inconsistent with its fiduciary duties. The Company shall not waive any rights, or release any such third party from any of its obligations, under any such confidentiality agreement relating to the Confidentiality Provisions and shall use reasonable efforts to fully enforce any rights it may have relating to the Confidentiality Provisions under any such confidentiality agreement. The Company shall promptly communicate to AHI the material terms of any proposal (other than the identity of the party making such proposal if such party requests that its identity remain confidential), which it may receive in respect of any actual or potential Takeover Proposal. As used in this Agreement, "Takeover Proposal" shall mean any proposal for a merger or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in the Company or any Subsidiary of the Company or a substantial portion of the assets of the Company or any Subsidiary of the Company. If the Company shall enter into any agreement with a third party (a "TPC Agreement") with respect to any of the matters set forth in that certain Confidentiality Agreement dated as of November 16, 1994, among the Company, Associated Stationers, Inc., and Wingate Partners, L.P., as supplemented by letter agreement dated as of November 16, 1994 (the "Confidentiality Agreement") and the material terms or condition of any TPC Agreement are less restrictive on the third party than the corresponding terms and conditions (excluding the no hire provisions) of the Confidentiality Agreement, the Confidentiality Agreement shall automatically be amended to such less restrictive terms and conditions.

          (f) No Acquisitions. The Company shall not, and shall not permit any Subsidiary of the Company to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof which acquisition, if consummated, would be, individually or in the aggregate, material to the Company. The Company shall not purchase assets (other than inventory and capital expenditures) with an aggregate purchase price of more than $5,000,000 in the aggregate.

          (g) No Dispositions. The Company shall not, and shall not permit any Subsidiary of the Company to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, assets with a fair market value in excess of $5,000,000 (individually or in the aggregate), except for inventory, accounts receivable, supplies obsolete or damaged assets and salvage items and excluding dispositions of assets which are or will be replaced with a similar type of asset.

          (h) Indebtedness. The Company shall not, and shall not permit any Subsidiary of the Company to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of the Company or any Subsidiary of the Company or guarantee any debt securities of others other than in accordance with the Company Disclosure Schedule or for working capital purposes in the ordinary course of business or capital expenditures permitted hereunder and refinancings of existing bank indebtedness with the consent of AHI, which consent shall not be unreasonably withheld or delayed. To the extent available to the Company under agreements governing its bank indebtedness, the Company shall select an interest rate option based on LIBOR for an interest period not to exceed thirty (30) days.

          (i) Benefit Plans, Etc. Other than as provided in the Company Disclosure Schedule the Company shall not, and shall not permit any Subsidiary of the Company to, adopt or amend in any material respect any collective bargaining agreement or material employee benefit plan, stock option plan, phantom stock plan or material vacation plan other than in the ordinary course of business consistent with past practice or as contemplated by Section 3.6. Notwithstanding the foregoing, the Company

          (a) may (and after the Expiration Date, to the extent not already paid, shall) pay to plan participants the following employee benefit obligations on a date selected by it preceding the first date on which AHI purchases Company Shares pursuant to the Offer (i) so-called "top-hat" or supplemental retirement benefits for the benefit of present or past employees and directors of the Company and (ii) deferred compensation owing to present or past employees and directors, each as disclosed in the Company Disclosure Schedule assuming the Effective Time is June 30, 1995. The amounts payable shall be computed by the Company in accordance with its past practices and shall be in amounts which shall not exceed the amounts accrued on the Company's books through the end of the month preceding the date on which AHI first purchases Company Shares pursuant to the Offer, plus amounts which the Company estimates would be accrued through the Effective Time; and

          (b) the Company may (and after the Expiration Date, to the extent not already paid, shall) prior to the first date on which AHI purchases Shares in the Offer, make contributions (calculated in accordance with past practices) to its profit sharing plan for that portion of the fiscal year ending August 31, 1995 which it estimates will have elapsed through the Effective Time. The amount which the Company estimates would be contributed for such fiscal year if the Effective Time occurred on June 30, 1995 is set forth in the Company Disclosure Schedule.

          (j) Executive Compensation. The Company shall not, and shall not permit any Subsidiary of the Company to, (i) increase the aggregate amounts payable under or otherwise change in a manner materially (in reference to all Executive Contracts) adverse to the Company any other material term of the Executive Contracts or any other agreement with its executive officers except as and to the extent disclosed in the Company Disclosure Schedule and except for increases in the ordinary course of business consistent with past practice of the Company, (ii) enter into any employment agreement with any executive officer except with respect to prospective executive officers, except with the prior written consent of AHI which shall not be unreasonably withheld or delayed,
(iii) materially increase the compensation payable to any other officer or employee except for increases in the ordinary course of business consistent with past practice of the Company. For purposes of this paragraph (j) the wage freeze currently in effect for the Company shall not be considered part of the past practice of the Company.

          (k) No Capital Expenditures. The Company shall not, and shall not permit any Subsidiary of the Company to, make any capital expenditures or any commitments therefor which exceed 120% of the amount set forth in the Company Disclosure Schedule.

          (l) Company SEC Filings. The Company shall file all reports, schedules and definitive proxy statements (the "Company Filings") required to be filed by the Company with the SEC and shall provide copies thereof to AHI promptly upon the filing thereof. As of its respective date, each Company Filing will comply in all material respects with the requirements of the

Exchange Act and the applicable rules and regulations of the Commission thereunder and none of the Company Filings will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. As of their respective dates, the financial statements of the Company included in the Company Filings will have been prepared in accordance with generally accepted accounting principles consistently applied (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q) and will fairly present in all material respects the consolidated financial position of the Company as at the dates thereof and the consolidated results of operations, cash flows or changes in financial position for the periods indicated therein. Upon the filing of a Company Filing, the Company Filing shall be considered as an SEC Document for all purposes of this Agreement.

          (m) Other Actions. The Company shall not, and shall not permit any Subsidiary of the Company to, take any action that would or might result in any of the representations and warranties of the Company set forth in this Agreement becoming untrue or in any of the conditions to the Merger set forth in Article 7 not being satisfied.

          (n) Advice of Changes. The Company shall promptly advise AHI orally or in writing of any change or event having, or which would have, a material adverse effect on the Company other than any changes or events arising from general economic conditions or generally affecting the industry in which the Company operates.

          5.2 Covenants of AHI. During the period from the date of this Agreement and continuing until the Effective Time, AHI shall (except as expressly permitted by this Agreement or to the extent that the Company shall otherwise consent in writing) conduct its business as follows:

          (a) Ordinary Course. AHI and its Subsidiaries shall carry on their respective businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and, to the extent consistent with such businesses, use reasonable efforts to preserve their present business organizations, keep available the services of their present officers and employees and preserve their relationships with customers and suppliers, except as any of the foregoing shall have been affected by the announcement of the transactions contemplated by this Agreement.

          (b) Dividends; Changes in Stock. AHI shall not and shall not propose to (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock other than the accrual of dividends on the AHI Preferred Stock, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of capital stock of AHI or (iii) repurchase or otherwise acquire, or permit any Subsidiary of AHI to purchase or otherwise acquire, any shares of its capital stock.

          (c) Issuance of Securities. Except as contemplated by the AHI Options, Chase Commitment and Section 6.5 hereof, AHI shall not, and shall not permit any Subsidiary of AHI to, issue, deliver or sell, or authorize or propose the issuance, or delivery or sale of, any shares of its capital stock of any class, any Voting Debt or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt or convertible securities.

          (d) Governing Documents. Except to the extent necessary to permit the issuance of capital stock as provided in the Chase Commitment or as permitted under Section 6.5, AHI shall not, and shall not permit any Subsidiary of AHI to, amend or propose to amend their Certificate of Incorporation or By-laws.

          (e) No Acquisitions. AHI shall not, and shall not permit any Subsidiary of AHI to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof which acquisition, if consummated would be material, individually or in the aggregate, to AHI.

          (f) No Dispositions. AHI shall not, and shall not permit any Subsidiary of AHI to, sell, lease or otherwise dispose of, or agree to sell, lease or otherwise dispose of, any of its assets, which are material, individually or in the aggregate, to AHI, except in the ordinary course of business consistent with prior practice.

          (g) Indebtedness. Except as contemplated by the Chase Commitment, AHI shall not, and shall not permit any Subsidiary of AHI to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities of AHI or any Subsidiary of AHI or guarantee any debt securities of others other than for working capital purposes in the ordinary course of business.

          (h) Benefit Plans, Etc. AHI shall not, and shall not permit any Subsidiary of AHI to, adopt or amend in any material respect any collective bargaining agreement or employee benefit plan other than in the ordinary course of business consistent with prior practice.

          (i) Executive Compensation. AHI shall not, and shall not permit any Subsidiary of AHI to, grant to any executive officer any material increase in compensation or in severance or termination pay, or enter into any employment agreement with any executive officer, except as set forth in the AHI Disclosure Schedule, as may be required under employment or termination agreements in effect on the date of this Agreement and included in the AHI Disclosure Schedule or in the ordinary course of business consistent with prior practice.

          (j) No Capital Expenditures. AHI shall not, and shall not permit any Subsidiary of AHI to, make any capital expenditures or any commitments therefor other than in the ordinary course of business.

          (k) Advice of Changes. AHI shall promptly advise the Company orally or in writing of any change or event having, or which would have, a material adverse effect on AHI, other than changes or events arising from economic conditions or generally affecting the business in which AHI operates.


                                   ARTICLE 6

                             ADDITIONAL AGREEMENTS
                             ---------------------

          6.1  Information Statements; Offering Documents.

          (a) The Company will prepare and file, as promptly as practicable and in no event later than ten days after the date hereof, a preliminary Information Statement (with confidential treatment requested) with the Commission relating to matters to be acted on by the stockholders of the Company after consummation of the Offer. AHI agrees to provide to the Company as promptly practicable and be solely responsible for all information (including all proforma financial information) relating to AHI and its Subsidiaries and the description, operations and conduct of the business of the Company following the purchase of Company Shares in the Offer. The Company will use its reasonable best efforts to respond to any comments of the Commission and to cause the Information Statement to be mailed to the Company's stockholders at the earliest practicable time following consummation of the Offer. The Company will provide to AHI and its counsel a full opportunity to review and comment upon the preliminary and definitive Information Statement prior to filing with the Commission. The Company will notify AHI promptly of the receipt of any comments from the Commission or its staff and of any request by the Commission or its staff for amendments or supplements to the Information Statement or for additional information and will supply AHI with copies of all correspondence between the Company or any of its representatives, on the one hand, and the Commission or its staff, on the other hand, with respect to the Information Statement or the Merger. If at any time prior to the Effective Time any event shall occur which should be set forth in an amendment of, or a supplement to, the Information Statement, the Company will promptly prepare and mail such an amendment or supplement. The Company will not mail the Information Statement, or any amendment thereof or supplement thereto, to the Company's stockholders unless it has first obtained the consent of AHI to such mailing, which consent shall not be unreasonably withheld.

          (b) AHI will prepare and submit to its stockholders, as promptly as practicable after the date hereof and in a manner in conformance with all applicable laws, all disclosures required by applicable law. Such action by AHI will be exempt from the registration requirements of Federal and applicable state securities laws.

          6.2 Access to Information. Each of the Company and AHI shall (and shall cause each of its Subsidiaries to) afford to the other party and to the other party's accountants, counsel and other representatives, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, financial statements, books, contracts, commitments and records and, during such period, each of the Company and AHI shall (and shall cause each of its Subsidiaries to) furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal and state securities laws and (b) all other information concerning its business, properties and personnel as the other party may reasonably request; provided, however, that neither party shall be required to furnish to the other or permit access to information relating to customers, suppliers, marketing strategy or the like deemed by such party to be sensitive from a competitive point of view. All information obtained pursuant to this Agreement by or on behalf of AHI or any Subsidiary of AHI shall be subject to the provisions of the Confidentiality Agreement.

          6.3  Stockholder Approval.

          (a) If required by applicable law in order to consummate the Merger, the Company shall promptly following the date which the Offer is consummated call a meeting of its stockholders for the purpose of adopting this Agreement and approving the Merger and related matters. Subject to the fiduciary duties of the Company Board under applicable law, the Company shall, through its Board of Directors, otherwise use its reasonable best efforts (including the engagement of a proxy solicitation firm acceptable to AHI) to obtain stockholder approval of this Agreement. If a vote or consent of the stockholders is required under the DGCL or requested, AHI shall vote all AHI-owned Shares to be voted in favor of adopting this Agreement and approving the Merger.

          (b) AHI shall as soon as practicable following the date hereof give to its stockholders notice that this Agreement has been adopted and the transactions contemplated hereby approved by action by written consent of AHI's majority stockholder.

          6.4 Legal Conditions to Merger. Each of AHI and the Company will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it or any of its Subsidiaries with respect to the Offer or Merger and will promptly cooperate with and furnish information in connection with any such requirements imposed upon it or any of its Subsidiaries in connection with the Offer or Merger. Each of AHI and the Company will take, and will cause its Subsidiaries to take, all reasonable actions necessary to obtain (and will cooperate with the other party and its Subsidiaries in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity, and will take all reasonable actions necessary to obtain any consent of any other third party, required to be obtained or made by the Company or any of its Subsidiaries (or by AHI or any of its Subsidiaries) in connection with the Merger or the taking of any action contemplated thereby or by this Agreement. The Company shall use reasonable best efforts to obtain the consent of the parties with respect to the matters identified on Exhibit D-1 hereto (the "Company Material Consents"). AHI will use reasonable best efforts to obtain the consents of the party with respect to the matters identified in Exhibit D-2 hereto. Notwithstanding the foregoing, in no event shall AHI or the Company be required to agree or consent to the divestiture of any material amount of assets of AHI, the Company, the Surviving Corporation or their respective Subsidiaries, or any restriction on the right of AHI or Wingate Partners, L.P. to control the business of the Surviving Corporation or any of its Subsidiaries following the Merger.

          6.5 Financing. AHI will use its reasonable best efforts to obtain the Financing in accordance with the Chase Commitment and enter into definitive documentation with respect thereto, including without limitation the filing and diligent prosecution of all filings with the Commission and state securities or blue sky authorities, as may be necessary to effect the Financing, the Offer and the Merger. AHI agrees that no shares of capital stock or rights to acquire capital stock of the Company, the Surviving Corporation or any Subsidiary of either given in connection with the Financing shall dilute the percentage ownership in the Surviving Corporation of the holders of Company Shares which are converted pursuant to Section 3.1(a) hereof. The Company acknowledges that AHI intends to cause all or substantially all of the indebtedness of the Company to be refinanced concurrently with the consummation of the Offer as and to the extent provided in the Chase Commitment. In connection with the Financing, AHI will issue additional shares of AHI Common for an aggregate consideration of not less than $12,000,000 cash and an average equivalent price per share of Company Common Stock of not less than $10 per share and warrants, options and other rights to purchase common stock. AHI will promptly but in any event within one business day issue a public announcement upon entering into definitive documentation with respect to the Financing.

          6.6 Expenses. Except as set forth in Section 8.2(c), all expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses and, for the purposes of this Section 6.6, expenses to be paid by the Company shall include expenses incurred in connection with the preparation and mailing of the Information Statement; provided, however, that each party shall pay one-half of all fees and expenses of any consultants retained by mutual agreement of the parties (other than their respective attorneys, which shall be paid by their retaining party) in connection with obtaining, or seeking to obtain necessary approvals under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and provided, further, that the Company covenants and agrees that the aggregate third party expenses (other than legal and accounting fees and expenses) incurred by it in connection with this Agreement and the transactions contemplated hereby prior to the Expiration Date shall not exceed $2.75 million (subject to an increase by the amount by which certain fees payable by the Company disclosed to AHI prior to the date hereof increase if the price paid in the Offer increases), and that all such third party expenses will be paid or accrued in full prior to the Closing Date.

          6.7 Brokers or Finders. Each of AHI and the Company represents, as to itself, its Subsidiaries and its affiliates, that no agent, broker, investment banker or other firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except Blair and Lazard, both of whose fees and expenses will be paid by the Company in accordance with the Company's agreement with such firm (copies of which have been delivered by the Company to AHI prior to the date of this Agreement), and Chase Securities, Inc. and Chase, whose fees and expenses will be paid by AHI in accordance with AHI's agreement with such firms, and each of AHI and the Company shall indemnify and hold the other harmless from and against any and all claims, liabilities or obligations with respect to any other fees, commissions or expenses asserted by any person on the basis of any act or statement alleged to have been made by such party or its affiliate.

          6.8  Indemnification and Insurance.

          (a) AHI (from and after the purchase of Company Shares in the Offer), the Surviving Corporation (and, prior to the Effective Time, the Company), hereby jointly and severally agree that until June 30, 2000, the Company (prior to the Effective Time) and the Surviving Corporation (at and after the Effective
Time) shall provide officers' and directors' liability insurance covering each present and former director, officer, employee and agent of the Company and each Subsidiary of the Company and each present and former director, officer, employee, agent or trustee of any employee benefit plan for employees of the Company (individually, an "Indemnified Person", and collectively, the "Indemnified Persons"), who is currently covered by the Company's officers' and directors' liability insurance or will be so covered on the Expiration Date or the Closing Date with respect to actions and omissions occurring (or alleged to have occurred) on or prior to the Effective Time (including, without limitation, any which arise out of or relate to the transaction contemplated by this Agreement), which liability insurance is no less favorable than such insurance maintained in effect by the Company on the date hereof in terms of coverage and amount; provided, however, that if the premiums for such insurance exceed in any year 175% of the premiums for such insurance paid by the Company for the twelve month period ended October 31, 1995, such insurance may be modified to provide the maximum coverage available for 175% of the amount of such premiums for such period. Proof of such insurance, including a certificate or certificates of insurance (along with a copy of the underlying policy with respect to which the certificate is issued) shall be furnished by AHI to the Company on or prior to the Closing Date and thereafter shall be furnished by AHI to any Indemnified Persons upon request during such period. On or before each June 30 of each year the Company or the Surviving Corporation shall furnish a certificate executed by its chief financial or accounting officer certifying and showing compliance with the requirements of this Section 6.8 to Joel D. Spungin, in care of Altheimer & Gray, Attn: Phillip Gordon, 10 South Wacker Drive, Suite 4000, Chicago, Illinois 60606.

          (b) The Surviving Corporation (and, prior to the Effective Time, the Company) shall indemnify and hold harmless to the fullest extent permissible under the DGCL each of the Indemnified Persons against any losses, claims, damages, liabilities, costs, expenses (including, without limitation, reasonable attorneys fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative ("Indemnifiable Claim"), arising out of or related to any action or omission occurring on or prior to the Closing Date (including, without limitation, any which arise out of or relate to the transactions contemplated by this Agreement), whether asserted or commenced prior to, on or after the Closing Date (excluding, however, actions brought by the Company against persons who are Indemnified Persons for repayment amounts alleged to have been improperly paid under the Benefits Trust Agreement.

          (c) The Surviving Corporation (and, prior to the Effective Time, the Company) hereby agrees that, until at least June 30, 2000, the provisions of the Certificate of Incorporation and By-Laws of the Surviving Corporation shall provide indemnification to the Indemnified Persons on terms, in a manner, and with respect to matters, which are no less favorable (in favor of persons indemnified) than the Certificate of Incorporation and By-Laws of the Company and its Subsidiary, United Stationers Supply Co. ("USSC"), as in effect on the date hereof, and further agree that such indemnification provisions shall not be modified or amended except as required by law, unless such modification or amendment clearly expands the rights of the Indemnified Persons to indemnification. Without limiting the generality of the foregoing, the Surviving Corporation shall advance, from time to time, as incurred, expenses (including reasonable attorneys' fees) to each such Indemnified Person.

          (d) In the event of any Indemnifiable Claim (whether asserted or commenced before, on or after the Closing Date), (i) the Indemnified Person(s) may retain counsel satisfactory to them, and the Company or the Surviving Corporation after the Effective Time, shall pay all fees and expenses of such counsel for the Indemnified Person(s) promptly as statements therefor are received (whether or not such fees and expenses are incurred prior to the actual disposition of such Indemnifiable Claim), and (ii) the Company and, after the Effective Time, the Surviving Corporation shall use their respective best efforts to assist the Indemnified Person(s) in the defense of any such matter; provided that neither the Company nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld or delayed. Any Indemnified Person wishing to claim indemnification under this Section 6.8, upon learning of any Indemnifiable Claim, shall notify the Surviving Corporation thereof, provided their failure to provide any such notice shall not relieve the Surviving Corporation of its obligations under this Section 6.8, except to the extent the Surviving Corporation is actually and materially prejudiced by such lack of notice. The Indemnified Persons as a group with respect to the same Indemnifiable Claim may retain only one (1) law firm to represent them with respect to any such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of any two (2) or more Indemnified Persons, in which case such Indemnified Persons may retain such number of additional counsel as are necessary to eliminate all conflicts of the type referred to above.

          (e) AHI, the Company and the Surviving Corporation expressly acknowledge the indemnification and like obligations of the Company and USSC contained in their respective Certificates of Incorporation and By-Laws and hereby agree, from and after the Expiration Date, to honor in accordance with their terms all such obligations and further acknowledge that said obligations (along with the indemnification and like obligations in the Certificate of Incorporation and By-Laws of the Surviving Corporation) constitute a contract between the Company and/or USSC (and/or the Surviving Corporation), as the case may be, on the one hand, and the Indemnified Person(s), on the other hand, creating binding obligations on the part of the indemnitors and binding rights on the part of the Indemnified Persons. Without limiting the foregoing obligations of AHI, the Company and the Surviving Corporation in this Section 6.8, upon consummation of the transactions contemplated by this Agreement, the Company and USSC shall continue to honor, and the Surviving Corporation will be bound by and honor such obligations of the Company and USSC referred to in the next preceding sentence and will reimburse an Indemnified Person for its expenses in enforcing its rights under this Section 6.8, including reasonable attorneys fees.

          (f) If the Company or the Surviving Corporation or its successors or assigns shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then and in each such case, proper provisions shall be made so that the successors and assigns thereof shall assume the obligations set forth in this Section 6.8; provided, however, no such assignment or assumption shall relieve the Surviving Corporation (or any successor or assign) of its obligations set forth in (or imposed pursuant to) this Section 6.8.

          (g) Nothing contained in this Section 6.8, or elsewhere in this Agreement, shall limit an Indemnified Person's right (or impose any obligation upon an Indemnified Person) to pursue (whether separately, simultaneously or in seriatim) recovery of the obligations of indemnification provided for in this
Section 6.8, or affect the obligations of the Company prior to the expiration of the Offer, and the pursuit of one or more rights of indemnification by an Indemnified Person shall not be deemed to be a waiver of the right to pursue any other remedy. Nothing herein contained shall be deemed or construed as allowing an Indemnified Person to recover an aggregate amount in excess of the amount for which the Indemnified Person is entitled to indemnification. Nothing in this
Section 6.8 shall be deemed to require the Company (prior to the Effective Time) or the Surviving Corporation to take any action in violation of applicable law.

          6.9 Additional Agreements. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject, if applicable, to the appropriate approval of stockholders of the Company required so to approve, and, subject in the case of the Company to the exercise by the Company Board prior to the Expiration Date of its fiduciary duties under applicable law as advised by legal counsel. If at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of the Agreement or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either the constituent corporations, the proper officers and directors of each corporation that is a party to this Agreement shall take all such necessary action.

          6.10 Employee Contracts and Employee Benefit Plans.

          (a) From and after the earlier to occur of the consummation of the Offer and the Effective Time, the Company and the Surviving Corporation shall cause to be maintained and honored the severance policy of the Company and USSC for terminated employees as in effect on the date hereof, copies of which appear in the Company Disclosure Schedule, or shall replace such policy with, and keep in effect, a policy providing to the employees a severance policy which equals or has more favorable terms, compensation and benefits than the severance policy for the Company or USSC, for a period of not less than one (1) year after the Effective Time.

          (b) From and after the earlier to occur of the consummation of the Offer and the Effective Time, the Company and the Surviving Corporation hereby agree to duly and punctually perform (or cause to be performed) all obligations of the Company and its Subsidiaries under all of their existing agreements with directors, officers, employees and former employees, including, without limitation, the Executive Contracts and the agreements set forth in the Company Disclosure Schedule. To the extent not prohibited by applicable law the Company and the Surviving Corporation shall cause service with the Company prior to the Effective Time to be treated as service for benefit plan purposes at least to the extent that service with AHI prior to the Effective Time is treated as service for benefit plan purposes (including, without limitation, for purposes of pre-existing conditions limitations, waiting period and vesting requirements).

          (c) The Company (and, following the Effective Time, the Surviving Corporation) shall not amend the provisions of the United Stationers Pension Plan ("US Pension Plan") which prescribe the interest rate assumption, mortality table assumption and any other factors that determine the actuarial equivalent of different forms of payment under the US Pension Plan if the amendment would result in lump sum options smaller than the lump sum options calculated by using the interest rate assumption, mortality table assumption, and other factors which would otherwise be prescribed by the US Pension Plan as in effect on the date of this Agreement.

          (d) Prior to the acceptance for payment of Company Shares pursuant to the Offer, (i) the Company shall execute and deliver the Benefits Trust Agreement substantially in the form of Exhibit E hereto (the "Benefits Trust Agreement") and the Bonus Plan Trust Agreement substantially in the form of Exhibit F hereto (the "Bonus Plan Trust") and (ii) AHI shall give its written consent to the Benefits Trust Agreement and Bonus Plan Trust. Simultaneous with the payment for Company Shares accepted for payment pursuant to the Offer, AHI shall deposit with American National Bank and Trust Company, (A) as trustee under the Benefits Trust Agreement ("Benefits Trustee") a Letter of Credit issued by Chase in the face amount of $24,000,000 substantially in the form of Exhibit G hereto (the "Benefits Letter of Credit") and (B) as trustee under the Bonus Plan Trust a Letter of Credit issued by Chase substantially in the form of Exhibit H hereto (the "Bonus Letter of Credit") in a face amount, as reasonably estimated by the Company, equal to the sum of (x) in respect of the Executive Bonus Plan, amounts accrued by the Company on its books through the first day on which Shares are purchased in the Offer plus amounts which the Company estimates will be accrued through the end of the month in which the Effective Time occurs; provided, that if the Effective Date occurs on or before the tenth day of the month, the estimate will be of amounts accrued to the Effective Date (less amounts theretofore paid under such plan), plus (y) in respect of the Management Incentive Plan, amounts accrued by the Company on its books through the first date on which Shares are purchased in the Offer plus amounts which the Company estimates will be accrued for the remainder of the fiscal year ending August 31, 1995. The accruals under such plans shall be made in accordance with the terms of the plans. The amounts which the Company currently estimates will be accrued if the Effective Time occurs on June 30, 1995 are (X) in respect of the Executive Bonus Plan, $1,001,000, and (Y) in respect of the Management Incentive Plan, $4,207,000. The Company shall give written notice to AHI of the amount of the Bonus Letter of Credit not later than two days prior to the then scheduled Expiration Date. The face amount of the Bonus Letter of Credit shall not exceed $6,000,000.

          (e) The Surviving Corporation shall make contributions to the Company's 401(k) plan in amounts required by such plan for the portion of its fiscal year elapsed through the Effective Time.

          6.11 Financial Condition. AHI shall use its reasonable best efforts to cause to be executed and delivered to the Company prior to or simultaneous with the acceptance for payment of the Company Shares pursuant to the Offer, (a) financial condition certificate in the same form to be delivered to Chase which certificates will address matters customarily addressed in such certificates (the "Financial Condition Certificate") and (b) the opinion of Valuation Research Corporation (the "Appraiser") addressed to the Company (among others) substantially in the form attached hereto as Exhibit I (the "Solvency Opinion").

          6.12 Compliance Certificates.

          (a) Prior to the acceptance of Shares for payment pursuant to the Offer Expiration Date (as then scheduled), AHI shall deliver to the Company a certificate executed on behalf of AHI by the chief executive officer and chief accounting officer of AHI, stating that the representations and warranties of AHI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the date of such certificate as though made on and as of the date of such certificate, except as otherwise permitted by this Agreement or if any such representation or warranty is untrue in any material respect, specifying the respect in which the same is untrue.

          (b) Prior to the acceptance of Shares for payment pursuant to the Offer (as then scheduled), the Company shall, if requested by AHI, deliver to AHI a certificate executed on behalf of the Company by the chief executive officer and chief financial officer of the Company, stating that the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of such certificate as though made on and as of the date of such certificate, except as otherwise permitted by this Agreement, or if any such representation or warranty is untrue in any material respect, specifying the respect in which the same is untrue.

          6.13 Company Dividends. Notwithstanding anything to the contrary contained in this Agreement, (a) prior to the Expiration Date the Company shall declare and thereafter promptly pay to stockholders a cash dividend of $.10 per share in respect of the fiscal quarter ended February 28, 1995 and (b) if the Merger shall not have occurred on or before June 15, 1995, the Company shall, if approved by the Company Board (prior to the Expiration Date) or the Continuing Directors (after the Expiration Date) and, if AHI, any of its Subsidiaries or Affiliates owns any Company Shares, AHI shall cause the Company to, on or about June 16, 1995 declare and thereafter promptly pay to stockholders of record as of a date no later than one day prior to the Effective Time a cash dividend of $.10 per share.

          6.14 AHI Stockholder Agreements. Prior to the Expiration Date, AHI will use its reasonable best efforts to deliver to the Company within ten days from the date of this Agreement a letter signed by each beneficial owner of 5% or more of the outstanding Shares of AHI Common (including holders of rights to acquire 5% or more of the AHI Common) agreeing not to sell their shares of Company Common Stock received in the Merger for a period of one year after the Effective Time, such letter to be in a form reasonably satisfactory to the Company and AHI. The Surviving Corporation shall not waive the obligations of rights such beneficial owners under such letters. The AHI Disclosure Schedule contains a true and correct copy of certain Letter Agreements between AHI and certain of its lenders dated February 10, 1995 (the "Bank Letters"). AHI, and following the Effective Time, the Surviving Corporation, shall not amend, release or relinquish its rights under such Bank Letters. AHI and the Surviving Corporation shall not waive any obligation of any stockholder or warrantholder to not sell its shares or warrants.

          6.15 Agreements to be Assumed by the Company. At the Effective Time, each outstanding option, warrant, or other right to acquire AHI Common or AHI Class B Common (collectively, "AHI Options") shall be deemed to have been assumed by the Company, without further action by the Company, and shall thereafter be deemed an option to acquire, on the same terms and conditions as were applicable under such AHI Option, a number of Company Shares equal to the number of Company Shares that would have been received in respect of such AHI Option if it had been exercised immediately prior to the Effective Time; provided, however, that no fractional shares shall be issued on exercise of any such assumed AHI Option and, in lieu thereof, the shares issuable on any such exercise shall be rounded to the nearest whole share. Also at the Effective Time the Company shall be deemed to have assumed, without further action by the Company, the obligations of AHI under Stockholders Agreement, Executive Stock Purchase Agreements, Voting Trust Agreement, Stockholders Registration Rights Agreement, the Warrants, Warrant Agreements and Lenders Registration Rights Agreement, each in substantially the form included in the AHI Disclosure Schedule, with the effect that after the Effective Time all such agreements shall be applicable to an appropriate number and class of Company Shares (based on the exchange ratio of Company Shares for AHI Common Stock pursuant to Section 3.1(c)) in lieu of the shares of AHI Common or Class B Common Stock of AHI subject thereof immediately prior to the Effective Time. Also after the Effective Time, no additional options shall be granted under the AHI Stock Option Plan.

          6.16 Subsidiary Merger. Immediately following (and in no event prior to) the Effective Time, the Company shall cause Associated (which as a result of the Merger will become a wholly-owned Subsidiary of the Company) to be merged with and into the

Company's wholly-owned Subsidiary, United Stationers Supply Company. In accordance with Treasury Regulation (S) 1.1502-76(b)(1)(ii)(B), each party to this Agreement hereby acknowledges and agrees, on its own behalf and on behalf of all persons related to such party under section 267(b) of the Internal Revenue Code of 1986, as amended (a "Related Party"), to treat such subsidiary merger as occurring for federal income tax purposes at the beginning of the day following the Effective Time, and each party to this Agreement shall, and shall cause all Related Parties with respect to such party to, file all relevant federal, state, and local income tax returns in a manner consistent with such treatment.


                                   ARTICLE 7

                              CONDITIONS PRECEDENT
                              --------------------

          7.1 Conditions to Each Party's Obligations. The respective obligation of each party to effect the Merger is subject to the satisfaction prior to the Closing Date of the following conditions:

          (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote or consent of the stockholders of the Company, if such vote or consent is required by applicable law.

          (b) Other Approvals. All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement shall have been filed, occurred or been obtained.

          (c) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Merger shall be in effect.

          (d) No Action. No action shall have been taken nor any statute, rule or regulation shall have been enacted by any government (or any governmental body or agency) of the United States or any state thereof or any foreign country that makes the consummation of the Merger illegal.

          (e) Financial Condition.  The certificates and opinion referred to in
Section 6.11 shall have been executed and delivered to the Company as of the Closing Date.

          7.2 Conditions to Obligations of AHI. Unless AHI shall have purchased Company Shares pursuant to the Offer, the obligations of AHI to effect the Merger are subject to the satisfaction of the following conditions unless waived by AHI, it being understood that if AHI designates a majority of the directors of the Company Board pursuant to Section 2.3(a) or otherwise, the provisions of this Section 7.2 shall not apply:

          (a) Representations and Warranties. The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement and except for changes in any representations and warranties which do not have a material adverse effect on the Company, and AHI shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief accounting officer of the Company to such effect.

          (b) Performance of Obligations of the Company. The Company shall have performed all obligations required to be performed by it under this Agreement on or prior to the Closing Date including, without limitation, all obligations which the Company would be required to perform at the Closing if the transaction contemplated hereby was consummated, and AHI shall have received a certificate signed on behalf of the Company by the chief executive officer and by the chief financial officer of the Company to such effect.

               (c) Proceeds of the Financing. The proceeds of the Financing shall have been received.

          7.3 Conditions to Obligations of the Company. Unless AHI shall have purchased Company Shares pursuant to the Offer, the obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions unless waived by the Continuing Directors.

          (a) Representations and Warranties. The representations and warranties of AHI set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except as otherwise permitted by this Agreement and except for changes in any representations and warranties which do not have a material adverse effect on the Company, and the Company shall have received a certificate signed on behalf of AHI by the chief executive officer and by the chief financial officer of each of AHI, respectively, to such effect.

          (b) Performance of Obligations of AHI. AHI shall have performed all obligations required to be performed by it under this Agreement prior to the Closing Date including, without limitation, all obligations which AHI would be required to perform at the Closing if the transaction contemplated hereby was consummated, and the Company shall have received a certificate signed on behalf of AHI by the chief executive officer and by the chief financial officer of AHI to such effect.


                                   ARTICLE 8

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          8.1 Termination. This Agreement may be terminated prior to the Effective Time, and the transactions contemplated hereby abandoned:

          (a) by mutual written consent of the Boards of Directors of AHI and the Company provided that following the purchase of Company Shares pursuant to the Offer such consent by the Company must be approved by a majority of the Continuing Directors;

          (b) by either AHI or the Company (i) if the Merger shall not have been consummated on or before 5:00 p.m. New York City Time May 15, 1995 (or such later date, but not beyond June 30, 1995, to which the Chase Commitment may be extended (the "Deadline Time")); provided, however, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date; and provided further that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to AHI if AHI acquires any Company Shares pursuant to the Offer; or (ii) if any court or governmental authority of competent jurisdiction shall have issued an order, decree or ruling or taken other action, permanently restraining, enjoining or otherwise prohibiting the making and consummation of the Offer or consummation of the Merger, and such order shall be final and nonappealable;

          (c) by AHI, if the Offer is not commenced, or terminates or expires without AHI having purchased any shares of Company Common Stock thereunder, in any case because of the occurrence and remaining in effect of the events or conditions set forth in paragraphs (a) through (h) on Annex A hereto;

          (d) by the Company, if the Offer is not commenced in accordance with
Section 2.1(a) hereof; provided, however, that the Company shall have no right to terminate under this Section 8.1(d) if the Offer is not commenced due to a failure of the Company to fulfill any of its obligations under this Agreement;

          (e) by the Company, if the Offer shall expire or terminate without any Shares being purchased thereunder prior to the Deadline Time;

          (f) by AHI, if no Shares have been purchased pursuant to the Offer and there has been (i) a material breach of any material agreement on the part of the Company which, if curable, has not been cured or adequate (in the reasonable judgement of AHI) assurance of cure given, in either case within five (5) business days following notice of such breach from AHI or, if less, the time remaining to the then scheduled Expiration Date or (ii) a breach of a representation or warranty of the Company (assuming that such representation or warranty were remade as of the date of such notice) herein which (individually or, together with other such breaches, in the aggregate) has or would reasonably be expected to have a material adverse effect on the Company and which has not been cured within five (5) business days (or, if less, the time remaining to the then scheduled Expiration Date) following notice of such breach from AHI; or

          (g) by the Company, so long as AHI has not purchased Company Shares pursuant to the Offer:

               (i) if there has been (A) a material breach of any material agreement herein on the part of AHI which, if curable, has not been cured or adequate (in the Company's reasonable judgment) assurance of cure given, in either case within five (5) business days following notice of such breach from the Company or, if less, the time remaining to the then scheduled Expiration Date (it being agreed that any breach by AHI of its obligations under Section 6.10(d) or 6.11 is a material breach of a material agreement herein) or (B) a breach of a representation or warranty of AHI herein (assuming that such representation or warranty were remade as of the date of notice of breach given by the Company) which (individually or, together with other such breaches, in the aggregate) has or would reasonably be expected to have a material adverse effect on AHI or the Surviving Corporation and which has not been cured within five (5) business days (or, if less, the time remaining to the then scheduled Expiration
          Date) after notice from the Company; or

               (ii) if the Company determines to accept a Superior Takeover Proposal (as defined below), provided, however, that the Company shall not be permitted to terminate this Agreement pursuant to this clause
          (ii) unless the Company has provided AHI with twenty-four hours' (or if less, the period then remaining to 4:59 p.m., New York City time, on the then scheduled Expiration Date) prior written notice of its intent to so terminate this Agreement (together with a summary of the material terms of such Superior Takeover Proposal). As used in this Agreement, "Superior Takeover Proposal" means a Takeover Proposal which the Company Board determines in good faith (A) is on terms more favorable to the stockholders of the Company than the Offer and Merger taken as a whole and (B) has a reasonable prospect of being consummated in accordance with its terms.

               (h) by AHI if (i) the Company shall enter into a definitive agreement or agreements related to or providing for any Takeover Proposal, or
(ii) any person shall announce its intention to commence a tender offer for all or any portion of the outstanding shares of Company Common Stock or make a Takeover Proposal and the Offer has remained open for at least twenty business days and at least a majority of the outstanding shares of Company Common Stock shall not have been properly tendered and unwithdrawn prior to the expiration of the Offer, (iii) the Company Board shall withdraw, modify, or change in a manner adverse to AHI its recommendation of the Offer or this Agreement as set forth in
Section 2.2(a) (i) (A) hereof (an "Adverse Change in Recommendation"), unless simultaneously with such Adverse Change in Recommendation the Company shall deliver to AHI notice of termination of this Agreement pursuant to Section 8.1(g) (ii) and shall publicly announce that it has done so or (iv) any person (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) acquires beneficial ownership of 40% of the outstanding Company Common Stock. Notwithstanding the immediately preceding sentence, AHI may not terminate this Agreement pursuant to Section 8.1(h) (iii) if at the time of such Adverse Change in Recommendation and at all times thereafter the Minimum Condition (as defined in Annex A) is and remains satisfied; provided, however, that even if the Minimum Condition is and remains satisfied, AHI may terminate this Agreement pursuant to the first sentence of this Section 8.1(h) (iii), (x) at any time after an Adverse Change in Recommendation if AHI has been advised in writing by Chase that the Financing will not be made available, or (y) at the opening of business on the scheduled Expiration Date (as it may be extended by AHI in accordance with this Agreement) if any of the events or circumstances described in clauses (a) through (i), inclusive of Annex A shall have occurred and be continuing. It is understood that a termination of this Agreement by the Company under this Section 8.1 shall not, in and of itself, be deemed to be an Adverse Change in Recommendation.

          8.2    Effect of Termination.
                 ---------------------

          (a) Effect on Agreement. In the event of termination of this Agreement by either the Company or AHI as provided in Section 8.1, this Agreement shall forthwith become void, the transactions contemplated hereby shall be abandoned and there shall be no liability or obligation on the part of AHI or the Company or their respective officers or directors except with respect to Section 6.2 (last sentence), Section 6.7, and this Section 8.2 and except for liability for material breach of this Agreement. Termination of this Agreement shall have no effect on the rights and obligations of the parties under the Confidentiality Letter.

          (b) Return of Documents. Each party, if so requested by the other party, will return promptly every document furnished to it by or on behalf of the other party in connection with the transaction contemplated hereby, whether so obtained before or after the execution of this Agreement, and any copies thereof (except for copies of documents publicly available) which may have been made, and will use reasonable efforts to cause its representatives and any representatives of financial institutions and others to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made.

          (c)  Expense Reimbursement.
               ---------------------

               (i) If this Agreement is terminated by the Company pursuant to
          Section 8.1(g)(ii) or by AHI pursuant to Section 8.1(h)(i), the Company shall pay to AHI or its designee the sum of $5,000,000 plus the amount of AHI's Expenses (as herein defined) up to $2,500,000 in cash by wire transfer of immediately available funds to an account designated by AHI immediately following such termination.

               (ii) If this Agreement is terminated by AHI pursuant to Section 8.1(h)(ii) or 8.1(h)(iv) and the Company within 135 days after such termination enters into a letter of intent, memorandum of understanding or similar agreement or definitive transaction agreement with the person or group acquiring such 40% beneficial ownership or any affiliate of such person or group (or member of such group or affiliate of such member) (in the case of Section 8.1(h)(iv)) or the person or group or any affiliate of such person or group (or member of such group or affiliate of such member) making the Takeover Proposal (in the case of Section 8.1(h)(ii)) then the Company shall pay to AHI immediately upon consummation of the transaction contemplated by such letter of intent, memorandum, similar agreement or definitive transaction agreement the sum of $5,000,000 plus an amount equal to AHI's Expenses up to $2,500,000 in cash by wire transfer of immediately available funds.

                    (iii)  If this Agreement is terminated by AHI pursuant to
               Section 8.1(h)(iii), then the Company shall pay to AHI the sum of $7,500,000 plus the amount of its Expenses up to $2,500,000 in cash by wire transfer of immediately available funds to an account designated by AHI immediately following such termination.

                    (iv) The Company shall reimburse AHI for all costs incurred by AHI in connection with the collection of any amounts due AHI under clauses (i) through (iii), including reasonable attorneys' fees.

          For purposes of this paragraph (c), "Expenses" includes all out-of-pocket costs and expenses incurred by AHI or the Company, as the case may be, including fees and disbursements of counsel, accountants, financial advisors and other third parties, commitment fees, printing mailing and filing fees and similar fees incurred in connection with the transactions contemplated by this Agreement. Each party acknowledges and agrees that the other party's Expenses exceed $2,500,000 and releases the other party fully and finally from any obligation to furnish any evidence of such expenses. In the event AHI has received in full the amounts payable under Section 8.1(c)(i), (ii) or (iii), AHI shall not assert or pursue in any manner, directly or indirectly, any claim or cause of action against the Company or the party making a Takeover Proposal or engaging in a transaction with the Company based in whole or in part upon the events giving rise to the termination of this Agreement which triggered the payment of such amounts; provided, however, that this sentence shall not apply to and shall in no way restrict the right of AHI to assert a counterclaim in (or any claim asserted in response to) any action brought by the Company or such party with respect to such events.

          8.3 Amendment. Subject to Section 2.3(c), this Agreement may be amended by the parties hereto, by action taken by their respective boards of directors, at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without such further stockholder approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

          8.4 Extension; Waiver. Subject to Section 2.3(c), at any time prior to the Effective Time, the parties hereto, by action taken by their respective Boards of Directors, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.


                                   ARTICLE 9

                               GENERAL PROVISIONS
                               ------------------

          9.1 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the earlier to occur of (i) the Effective Time and (ii) the termination of this Agreement and the agreements made herein shall terminate at the Effective Time or earlier termination of this Agreement except for the agreements as set forth in Section
6.2 (last sentence) and Sections 6.5, 6.6, 6.7 and 8.2.

          9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally upon request of telecopy confirmation when telecopied, upon receipt if sent by recognized overnight courier service or two business days after being mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a)  if to AHI, to

                    1075 Hawthorn Drive
                    Itasca, Illinois 60143
                    Attention: Daniel H. Bushell
                    Telecopy: (708) 775-7509

                    With a copy to:

                    Weil, Gotshal & Manges
                    100 Crescent Court
                    Suite 1300
                    Dallas, Texas 75201-6950
                    Attention: Lawrence D. Stuart, Jr.
                    Telecopy: (214) 746-7777

                    Wingate Partners, L.P.

                    750 North St. Paul Street
                    Suite 1200
                    Dallas, Texas  75201
                    Attention:  Thomas W. Sturgess
                    Telecopy:  (214) 871-8799

               (b)  if to the Company, to

                    2200 East Golf Road
                    Des Plaines, Illinois  60016-1267
                    Attention:  Joel D. Spungin
                    Telecopy:  (708) 699-0891

                    with a copy to:

                    Altheimer & Gray
                    Suite 4000
                    10 South Wacker
                    Chicago, Illinois  60606
                    Attention:  Phillip Gordon
                                Mark Kindelin
                    Telecopy:  (312) 715-4800

          9.3 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such reference shall be to a Section or Exhibit to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation".

          9.4 Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

          9.5 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder (except for Sections 6.5, 6.8 and 6.14). Any breach by the Company of Section 6.13 may be enforced for the benefit of the stockholders of the Company entitled to dividends under Section 6.13 by any one or more of the persons named as Continuing Directors on behalf of such stockholders. This Agreement is not intended to supersede the

Confidentiality Agreement which shall continue in full force and effect. Each Exhibit, schedule and the Company Disclosure Schedule and AHI Disclosure Schedule shall be considered incorporated into this Agreement. Any matter which is disclosed in any portion of a Disclosure Schedule is deemed to have been disclosed for the purposes of all relevant provisions of this Agreement. The inclusion of any item in a Disclosure Schedule is not evidence of the materiality of such item for the purposes of this Agreement. The parties make no representations or warranties to each other, except as contained in this Agreement, and any and all prior representations and warranties made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement, it being intended that no such prior representations or warranties shall survive the execution and delivery of this Agreement. The Company and AHI each acknowledge that they have conducted an independent investigation satisfactory to them in all respects (including, without limitation, with respect to the financial condition, assets, liabilities, properties and projected operations of the Company) in making its determination as to the propriety of the transaction contemplated by this Agreement, and in entering into this Agreement, has relied solely on the results of said investigation and on the representations and warranties of the Company expressly contained in this Agreement.

          9.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.

          9.7 Publicity. Except as otherwise required by law, so long as this Agreement is in effect, neither the Company or AHI shall, or shall permit any of their Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

          9.8 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. AHI may collaterally assign its rights under this Agreement in connection with the Financing or replacement thereof.

     IN WITNESS WHEREOF, AHI and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                              ASSOCIATED HOLDINGS, INC.

                              By: /s/ Thomas W. Sturgis
                                  -------------------------------
                              Its:    Chairman
                                  -------------------------------


                              UNITED STATIONERS INC.

                              By: /s/ Joel D. Spungin
                                  -------------------------------
                              Its:    Chairman
                                  -------------------------------

                                                                         ANNEX A
                                                                         -------

          Notwithstanding any other provision of the Offer, AHI will not be required to accept for payment, purchase or pay for any Company Shares tendered, and may postpone the acceptance for payment, the purchase of, or payment for, Company Shares, and, subject to the terms of the Agreement, may amend, extend or terminate the Offer if (i) a number of Company Shares, when added to the Company Shares then beneficially owned by AHI, which is not less than a majority of the Company Shares outstanding on a fully diluted basis (or, if a lesser number, at the option of AHI, on an issued and outstanding basis) shall have not been validly tendered pursuant to the Offer and not withdrawn prior to the Expiration Date (the "Minimum Condition"), or (ii) at any time on or after February 13, 1995 and prior to acceptance for payment of any Company Shares tendered pursuant to the Offer, any of the following events shall occur or circumstances exist:

          (a) there shall be in effect any temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the Offer or the Merger, which shall remain in effect as of the Expiration Date;

          (b) there shall be any action taken or any statute, rule or regulation enacted, applicable to the Offer or the Merger by any government (or any governmental body or agency) of the United States or any state thereof or any foreign country that makes illegal the consummation of the Offer or the Merger;

          (c) any authorization, consent, order or approval of, or declaration or filing with, or expiration of waiting period imposed by, any Governmental Entity necessary for the consummation of the Offer shall not have been filed, occurred or been obtained;

          (d) there shall have occurred (i) any general suspension of, or limitation on prices for, trading in securities on the New York Stock Exchange or National Association of Securities Dealers Automated Quotations System, (ii) a declaration of a banking moratorium or any limitation or suspension of payments by any U.S. governmental authority on the extension of credit by lending institutions, (iii) a commencement of war or armed hostilities directly involving the United States, (iv) any limitation (whether or not mandated) by any governmental authority which will materially adversely affect the extension of credit by banks or other lending institutions in the United States, or (v) in the case of any of the foregoing existing on or before February 13, 1995, a material acceleration or worsening thereof;

          (e) the Agreement shall have been terminated by the Company, on the one hand, or AHI, on the other hand, in accordance with its terms or AHI and the Company shall have reached an agreement providing for the termination of the Offer;

          (f)  AHI shall have failed to obtain the proceeds of Financing;

          (g) The representations and warranties of the Company set forth in the Agreement shall be untrue in any material respect and the facts or events causing the representation or warranty to be untrue shall have or would reasonably be expected to have a material adverse effect on the Company;

          (h) The Company shall have failed to perform in all material respects its material obligations under the Merger Agreement to be performed by it on or prior to the Expiration Date; or

          (i) The Company shall not have obtained the Material Consents on or prior to the Expiration Date.

          The foregoing conditions (i) may be asserted by AHI regardless of the circumstances (including any action or inaction by AHI or any of its affiliates) giving rise to such condition and are for the sole benefit of AHI and its affiliates. The foregoing conditions, other than the Minimum Condition, may be waived by AHI in whole or in part at any time and from time to time in its sole discretion. The failure by AHI at any time to exercise any of the foregoing rights will not be deemed a waiver of any other rights and each such right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                   EXHIBIT 2

                              AGREEMENT TO TENDER
                              -------------------

     This Agreement to Tender (the "Agreement") dated as of February 13, 1995 among Associated Holdings, Inc., a Delaware corporation ("AHI"), and the persons whose names are set forth on Schedule A hereto (individually a "Shareholder" and collectively the "Shareholders").


                                   Recitals:
                                   --------

     A. AHI and United Stationers Inc., a Delaware corporation (the "Company") are simultaneously herewith entering into an Agreement and Plan of Merger dated as of the date hereof (the "Merger Agreement"), which provides, among other things, that AHI, upon the terms and subject to the conditions thereof, will make a cash tender offer for up to 92.5% of the outstanding shares of common stock, par value $.10 per share, of the Company (the "Shares") at a price of $15.50 per Share, pursuant to an Offer to Purchase and related Letter of Transmittal which together constitute the "Offer" included in a Tender Offer Statement on Schedule 14D-1 filed by AHI with the Securities and Exchange Commission (the "Offer Statement"), or such higher price per share pursuant to the Offer. Upon completion of the Offer, AHI will merge with the Company (the "Merger") and each then outstanding Share (other than certain Shares identified in Section 3.1(b) of the Merger Agreement) would be converted as provided in
Section 3.1(a) of the Merger Agreement (the Offer and Merger being collectively referred to as the "Transaction").

     B. As a condition to entering into the Merger Agreement, AHI has requested, and each of the Shareholders has agreed, to make certain agreements and covenants with AHI, upon the terms and subject to the conditions hereinafter set forth with respect to the respective number of Shares set forth on Schedule A hereto opposite the name of each of the Shareholders.


     NOW, THEREFORE, in consideration of the mutual agreements, covenants, representations and warranties contained herein, the parties hereto agree as follows:

                                   ARTICLE I

                           Agreement to Tender Shares
                           --------------------------


     Section 1.1 Tender. Subject to the terms and conditions of this Agreement and of the Offer, each Shareholder agrees severally for itself only to tender to AHI pursuant to the Offer in accordance with the terms thereof ("Tender") and not withdraw except as permitted hereby all Shares held by such Shareholder.

The approximate number of Shares owned by the Shareholder are set forth on Schedule A hereto opposite the name of such Shareholder and AHI shall accept for payment and pay for all of such Shares Tendered by such Shareholder at the price of $15.50 per Share or such higher price to be paid under the terms of the Offer by means of a wire transfer to an account as specified by the Shareholder at the following time: one business following the Expiration Date (as defined in the Offer Statement) if the aggregate number of shares Tendered are less than the Maximum Number (as defined in the Offer Statement) or one business day following the announcement of the final proration factor should more than the Maximum Number be Tendered. In the event that any Shareholder acquires any additional Shares prior to the Tender of its Shares hereunder, all such additional Shares shall be subject to the terms of this Agreement. Notwithstanding the foregoing, no Shareholder shall be required to Tender Shares and, if such Shareholder has Tendered Shares, shall be permitted to withdraw its Shares, if this Agreement is terminated as set forth in Section 6.1 hereof.

     Section 1.2 Adjustment Upon Changes in Capitalization. In the event of any change in the Shares by reason of any stock dividends, split-ups, mergers, recapitalizations or other changes in the corporate or capital structure of the Company, the number and kind of Shares subject to this Agreement shall be appropriately adjusted.


                                   ARTICLE II

                                Related Matters
                                ---------------


     Section 2.1 Acquisition Transaction. The parties acknowledge that AHI would not have entered into the Merger Agreement without the concurrent execution of this Agreement and that each Shareholder and AHI would not have entered into this Agreement without the concurrent execution of the Merger Agreement.

     Section 2.2 Agreement to Vote. Subject to Section 6.1 hereof, each Shareholder agrees to vote all their shares set forth on Schedule A, at any meeting of shareholders, in favor of the Merger Agreement, the Merger and all transactions arising out of the Merger Agreement which require shareholder approval. The Shareholder's agreement to vote their shares shall include an agreement to execute written consents in lieu of a meeting.

                                  ARTICLE III

                                Representations
                       and Warranties of the Shareholders
                       ----------------------------------


     Each of the Shareholders, severally, and not jointly, hereby represents and warrants to AHI as follows:

     Section 3.1 Ownership of the Shares. Such Shareholder is the record or beneficial owner with full or shared voting power of the number of Shares set forth opposite such Shareholder's name on Schedule A hereto (which are all the Shares which such Shareholder so owns of record or beneficially), and at the time of Tender will have good title, and (subject to the provisions of Section
2.2 hereof) full voting power, with respect to all such Shares, free and clear of all liens, charges, encumbrances, equities, claims and options or other defects in title which may restrict such Shareholder's ability or authority to tender, sell, and deliver such Shares hereunder.

     Section 3.2 Authorization; Valid and Binding Agreement. This Agreement has been duly and validly executed and delivered by such Shareholder and constitutes a valid and binding agreement of such Shareholder enforceable against such Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity). Except as set forth in the Merger Agreement, no consent or approval or any court, federal or state governmental agency, or any other person or entity is required in connection with the execution and consummation of the transactions contemplated by this Agreement to permit each to carry out its obligations hereunder.

     Section 3.3 No Conflicts. Neither the execution and delivery of this Agreement nor the consummation by such Shareholder of the transactions contemplated hereby will constitute a violation of, or conflict with, or constitute a default under, any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which such Shareholder is a party or by which such Shareholder is bound or any judgment, decree or order applicable to such Shareholder.

                                  ARTICLE IV

                              Representations and
                               Warranties of AHI
                               -----------------


          AHI hereby represents and warrants to the Shareholders as follows:

          Section 4.1 Authorization; Valid and Binding Agreement. AHI has all requisite corporate power and authority to enter into this Agreement, and this Agreement has been duly authorized by all necessary corporate action on the part of AHI. This Agreement has been duly and validly executed and delivered by AHI, and constitutes a valid and binding obligation of AHI, enforceable against AHI in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principle of equity including principles of good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or equity).

          Section 4.2 Securities Matters. AHI is acquiring the Shares for its own account and not with a view to the public distribution thereof and will not offer to sell or otherwise dispose of the Shares acquired in violation of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

                                   ARTICLE V

                                   Covenants
                                   ---------

          Section 5.1 Other Transactions. Each Shareholder agrees severally, and for itself only, that, prior to the termination of this Agreement, such Shareholder shall not engage in any action or omission that would have the effect of preventing or disabling such Shareholder from Tendering its Shares to AHI. Without limiting the foregoing and except as provided in this Agreement, until the termination of this agreement such Shareholder agrees not to sell or transfer, or agree to sell or transfer, any of the Shares provided, however, that a Shareholder may transfer his or her Shares to a person, partnership, trust, or other entity so long as such person or entity agrees in writing to be bound by the terms, provisions and conditions of this Agreement. Upon such transfer, the transferor shall be released from the terms of this Agreement with regard to such transferred Shares.

                                  ARTICLE VI

                                  Termination
                                  -----------


          Section 6.1 Termination. This Agreement shall terminate automatically upon the occurrence of any of the following: (i) the Effective Time (as defined in the Merger Agreement), (ii) the termination of the Merger Agreement for any reason, (iii) any time following the public announcement by any person of an offer to acquire at least a majority of the outstanding Shares which the Shareholder reasonably believes is likely to be consummated and offers a higher economic value to the Shareholder than the Offer and where the Shareholder gives notice to AHI of such termination, or (iv) the Company Board (as defined in the Merger Agreement) shall withdraw, modify or change in a manner adverse to Purchaser, its recommendation set forth in Section 2.2(a)(i)(A) of the Merger Agreement, provided that the Company Board shall have received an opinion of counsel that the Company Board is required to so withdraw, modify or change such recommendation in the exercise of its fiduciary duties.

          Section 6.2 Effect of Termination. In the event of the termination of this Agreement pursuant to Section 6.1, this Agreement (including, without limitation, the voting agreement set forth herein) shall forthwith become void and have no effect, without liability on the part of any party or its trustees, partners, beneficiaries, directors, officers, and shareholders or affiliates. Nothing contained in this Article VI shall relieve any party from liability for any material breach of this Agreement or the Offer.

                                  ARTICLE VII

                                 Miscellaneous
                                 -------------


          Section 7.1 Expenses. Each of the parties hereto will pay all fees and expenses it incurs in connection with this Agreement, including without limitation the fees and expenses of its financial and legal advisors. Each Shareholder represents and warrants to AHI that such Shareholder has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated herein.

          Section 7.2 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements of AHI and the Shareholders in this Agreement or in any instrument delivered by AHI and the Shareholders pursuant to this Agreement shall not survive the consummation of the Merger.

          Section 7.3  Assignment; Parties in Interest.  Except as permitted by
Section 5.2 hereof or as required by operation of law, this Agreement shall not be assignable by the parties hereto without the prior written consent of the other parties. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

          Section 7.4 Entire Agreement; Amendments. This Agreement and the documents referred to herein or delivered pursuant hereto which form a part hereof, contain the entire understanding of the parties with respect to its subject matter. There are no representations, warranties, agreements, promises, covenants or undertakings other than those expressly set forth herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter. This Agreement may be amended only by a written instrument duly executed by all the parties. Any condition to a party's obligations hereunder may be waived in writing by such party.

          Section 7.5 Notices. All notices, claims, certificates, requests, demands and other communications ("Notices") required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person, upon receipt of the telecopy confirmation when telecopied, upon receipt if sent by a nationally recognized overnight courier service or two
(2) business days after being mailed (registered or certified mail, postage prepaid, return receipt requested), addressed as follows:

          (a)  If to AHI, to:

               1075 Hawthorn Drive
               Itasca, Illinois  60143
               Telecopy: (708) 775-7509
               Attention: Daniel H. Bushell

               With copies to:

               Weil, Gotshal & Manges
               100 Crescent Court
               Dallas Texas  75201-6950
               Telecopy: (214) 746-4777
               Attention:  Lawrence D. Stuart, Jr.

               and:

               Wingate Partners, L.P.
               750 North St. Paul Street
               Suite 1200
               Dallas, Texas  75201
               Attention:  Thomas W. Sturgess

          (b) If to the Shareholders, to each Shareholder at the address set forth on their respective signature page to this Agreement:

               With copies to:

               Altheimer & Gray
               10 South Wacker Drive
               Suite 4000
               Chicago, Illinois  60606
               Telecopy (312) 715-4800
               Attention:  Phillip Gordon

or to such other address as the person to whom Notice is to be given may have previously furnished to the other in writing in the manner set forth above.

     Section 7.6 Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     Section 7.7 Severability of Provisions. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

     Section 7.8 Counterparts; Headings. This Agreement may be executed simultaneously in several counterparts, each of which will be deemed to be an original, but all of which together will constitute one and the same instrument. The article and section headings contained herein are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

     Section 7.9 Remedies. The parties hereto agree that if for any reason any party hereto shall have failed to perform its obligations under this Agreement, then any other party hereto seeking to enforce this Agreement against such non-performing party shall be entitled to specific performance and injunctive and other equitable relief, and the parties hereto further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief. This provision is without prejudice to any other rights that any party hereto may have against any other party hereto for any failure to perform its obligations under this Agreement.

     Section 7.10 Further Assurances. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective agreement to tender and vote contemplated by this Agreement.

     Section 7.11 Exculpation. Notwithstanding anything to the contrary contained herein, with respect to Shareholders which are partnerships or trusts, there shall be no personal liability hereunder on any partners or trustees with respect to the terms, conditions, representations, warranties or covenants contained in this Agreement. AHI shall look solely to such Shareholder and not to any partners or trustees of those Shareholders for the satisfaction of all remedies which AHI may have hereunder.
                                    [*****]

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.


                              ASSOCIATED HOLDINGS, INC.



                              By: _______________________________________
                                    Title: ______________________________

                      [Signatures continued on next pages]

FISHMAN FAMILY
INVESTMENT PARTNERSHIP



By: /s/ Joan Fishman
   --------------------------------
   Joan Fishman, General Partner

Address:



/s/ Phillip Gordon
- -----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Joan
Fishman Charitable Remainder
Trust u/a/d 2/1/95

Address:

JEROLD A. HECKTMAN
FAMILY INVESTMENT
PARTNERSHIP



By: /s/ Jerold A. Hecktman               /s/ Jerold A. Hecktman
   --------------------------------      --------------------------------
   Jerold A. Hecktman,                   Jerold A. Hecktman
   General Partner

Address:                                 Address:



/s/ Phillip Gordon
- -----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Jerold
and Ruth Hecktman Charitable
Remainder Trust u/a/d 2/1/95

Address:

MELVIN L. HECKTMAN
FAMILY INVESTMENT
PARTNERSHIP



By: /s/ Melvin L. Hecktman               /s/ Melvin L. Hecktman
   --------------------------------      --------------------------------
   Melvin L. Hecktman,                   Melvin L. Hecktman
   General Partner

Address:                                 Address:



MLH INVESTMENT PARTNERSHIP               /s/ Phillip Gordon
                                         --------------------------------
                                         Phillip Gordon, not
                                         personally, but as
                                         Trustee of the Julie B.
                                         Hecktman Charitable
By: /s/ Melvin L. Hecktman
   --------------------------------
   Melvin L. Hecktman,                   Address:
   Managing General Partner

Address:



    /s/ Melvin L. Hecktman
- -----------------------------------
Charitable Remainder Trust
u/a/d 2/1/95

Address:



    /s/ Phillip Gordon
- -----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Sherri A.
Sheftel Charitable Remainder Trust
u/a/d 2/1/95

Address:

MILLS FAMILY
INVESTMENT PARTNERSHIP



By: /s/
   ------------------------------
   Barbara Wolf,
   General Partner

Address:



    /s/
- ---------------------------------
Phillip Gordon, not personally,
but as Trustee of the Barbara
Mills Charitable Remainder Trust
u/a/d 2/1/95

Address:

WOLF FAMILY
INVESTMENT PARTNERSHIP



By: /s/ Barbara Wolf
   -------------------------------
   Barbara  Wolf Savage,
   General Partner

Address:



    /s/ Phillip Gordon
- ----------------------------------
Phillip Gordon, not personally,
but as Trustee of the Barbara
Wolf Savage Charitable Remainder
Trust u/a/d 2/1/95

Address:

    /s/ Joel D. Spungin                 JOEL D. SPUNGIN
- ----------------------------------      INVESTMENT PARTNERSHIP
Joel D. Spungin



    /s/ Marilyn G. Spungin                 By: /s/ Joel D. Spungin
- ----------------------------------         ---------------------------
Marilyn G. Spungin                         Joel D. Spungin,
                                           Partner



    /s/ Debra A. Spungin                    /s/ Marc A. Spungin
- ----------------------------------      ------------------------------
Debra A. Spungin                        Marc A. Spungin




    /s/ Phillip Gordon                      /s/ Marilyn G. Spungin
- ----------------------------------      ------------------------------
Phillip Gordon, not personally,         Marilyn G. Spungin, not
but as Trustee of the Joel and          personally, but as Co-
Marilyn Spungin Charitable              Trustee of the Joel J.
Remainder Trust u/a/d 2/1/95            Spungin Family Trust
                                        u/a/d 11/15/90



                                            /s/ Robert B. Scadron
                                        ------------------------------
                                        Robert B. Scadron, not
                                        personally, but as Co-
                                        Trustee of the Joel D.
                                        Spungin Family Trust
                                        u/a/d 11/15/90


                                            /s/ Phillip Gordon
                                        ------------------------------
                                        Phillip Gordon, not
                                        personally, but as
                                        Trustee of the Joel and
                                        Marilyn Spungin
                                        Charitable
                                        Remainder Trust u/a/d
                                        2/1/95

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Douglas K. Chapman                                         28,000
- ---------------------------------
Douglas K. Chapman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ Doreen Chapman                                              7,000
- ---------------------------------
Doreen Chapman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ E. David Coolidge III                                      20,000
- ---------------------------------
E. David Coolidge III
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Ira A. Eichner                                             9,175
- ---------------------------------
Ira A. Eichner
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ Barbara Eichner                                            1,000
- ---------------------------------
Barbara Eichner
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Jeffrey K. Hewson                                          32,750
- ---------------------------------
Jeffrey K. Hewson
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ David R. Smith                                            107,644
- ----------------------------------
David R. Smith
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016


    /s/ David R. Smith                                             10,000
- ----------------------------------
David R. Smith as Trustee of the
Trust u/a/d/ December 21, 1993 for
the benefit of Kareen Kanaga.



    /s/ George L. Smith                                              same
- ----------------------------------
George L. Smith as Trustee of the
Trust u/a/d/ December 21, 1993 for
the benefit of Kareen Kanaga.


    /s/ George L. Smith                                            56,347
- ----------------------------------
George L. Smith as Trustee of the
Trust under Article Fourth of the
Will of Joan O. Smith.


    /s/ George L. Smith                                             1,000
- ----------------------------------
George L. Smith as Custodian under
the Uniform Gift to Minors Act for
the Benefit of Colleen M. Smith.


    /s/ George L. Smith                                             1,000
- ----------------------------------
George L. Smith as Custodian under
the Uniform Gift to Minors Act for
the Benefit of Maureen E. Smith.

                                  SCHEDULE A
                                  ----------


                                                              Number of Shares
                                                              ----------------
    /s/ Jack Twyman                                                 1,000
- ---------------------------------
Jack Twyman
United Stationers Inc.
2200 East Golf Road
Des Plaines, Illinois 60016

                                   SCHEDULE A
                                   ----------

                   Shareholder                            Number of
                   -----------                             Shares
                                                          ---------
Fishman Family Investment Partnership                       586,134

Joan Fishman Charitable Remainder Trust u/a/d                50,000
2/1/95

Jerold A. Hecktman Family Investment Partnership            902,795

Jerold A. Hecktman                                            4,385

Jerold and Ruth Hecktman Charitable Remainder               200,000
Trust u/a/d 2/1/95

Melvin Hecktman                                               6,667

Melvin L. Hecktman Family Investment Partnership            203,835

Melvin and Judith Hecktman Charitable Remainder              80,000
Trust u/a/d 2/1/95

MLH Investment Partnership                                  863,670

Mills Family Investment Partnership                         533,197

Barbara Mills Charitable Remainder Trust u/a/d               50,000
2/1/95

Wolf Family Investment Partnership                          921,057

Barbra Wolf Savage Charitable Remainder Trust               133,333
u/a/d 2/1/95

Joel D. Spungin                                             101,468

Joel and Marilyn Spungin Charitable Remainder                33,333
Trust u/a/d 2/1/95

Joel D. Spungin Investment Partnership                        1,000

Joel D. Spungin Family Trust                                 57,682

Marilyn G. Spungin                                            7,648

Debra A. Spungin                                              4,856

Marc A. Spungin                                               4,868

Steven M. Spungin                                             4,856
                                                          ---------
                             Total                        4,750,784

Joel D. Spungin                                     Thomas W. Sturgess
Chairman of the Board and                           Chairman of the Board
Chief Executive Officer                             Associated Holdings, Inc.
or                                                  (214) 720-1313
Kathleen S. Dvorak
Director, Investor Relations
United Stationers Inc.
(708) 699-5000

                                   EXHIBIT 3
                                   ---------

                                                           FOR IMMEDIATE RELEASE


              UNITED STATIONERS INC. AND ASSOCIATED HOLDINGS, INC.
              ----------------------------------------------------
                           ANNOUNCE MERGER AGREEMENT
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     Des Plaines, Ill. Feb. 14, 1995 -- United Stationers Inc. (NASDAQ: USTR)
and Associated Holdings, Inc., parent company of Associated Stationers Inc., announced the signing of a definitive Merger Agreement under which Associated Holdings would acquire United Stationers Inc. Associated Holdings will commence a tender offer no later than Feb. 21, 1995 for up to 92.5% of the outstanding shares of United Stationers at a price of $15.50 per share in cash, or approximately $266.6 million in the aggregate for such interest.

     The tender offer will be followed by a merger of Associated Holdings into United Stationers, with United Stationers Inc. being the surviving legal entity. In the Merger, shares representing a total of 7.5% of the currently outstanding stock will remain outstanding as shares of the surviving company and will represent, in the aggregate, a 20% common stock interest, on a fully diluted basis, in the surviving company which will remain public. Holders of shares not purchased in the tender offer will receive in the aggregate cash equal to the portion, if any, of the $266.6 million not paid to shareholders in the tender offer as well as their proportionate interest in the combined company.

     As a result of the merger, the owners of Associated Holdings will control 80% of the combined company on a fully diluted basis. The proposed tender offer is subject to various
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United Stationers Inc. and Associated Holdings, Inc.
Announce Merger Agreement
Page 2


conditions, including the closing by Associated of its financing and the tender of a majority of the fully-diluted United Stationers shares in the tender offer. Associated Holdings has informed United Stationers that Associated has obtained a financing commitment from The Chase Manhattan Bank, N.A. for amounts sufficient to complete the transaction.

     The directors and certain stockholders of United Stationers have agreed, subject to certain conditions, to tender all of their shares, representing in total 27.1% of United Stationers outstanding shares.

     The execution of the Merger Agreement was jointly announced by Joel D. Spungin, Chairman of the Board and Chief Executive Officer of United Stationers Inc., and Thomas W. Sturgess, Chairman and Chief Executive Officer of
Associated: "We are delighted to announce the agreement for the combination of United Stationers and Associated Stationers. The combined company will be capable of achieving greater efficiencies in meeting the needs of our customers and suppliers and will be well positioned to respond to the opportunities and challenges facing our industry. This transaction brings together two outstanding management teams with complementary operating philosophies."

     As previously announced, Mr. Sturgess will be Chairman of the combined company and Jeffrey K. Hewson, currently President of United Stationers, will serve as Chief Executive Officer of the combined entity, with Michael Rowsey of Associated Stationers and Steven Schwarz of United Stationers reporting to him. Mr. Spungin and Mr. Hewson are expected to continue as directors of the combined company.
                                    - more -
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United Stationers Inc. and Associated Holdings, Inc.
Announce Merger Agreement
Page 3


     William Blair & Company and Lazard Freres & Co. acted as financial advisors to United Stationers in connection with this transaction. Chase Securities, Inc. has been retained to act as financial advisor to Associated.

     United Stationers Inc. is North America's largest wholesaler of business products to resellers. Through its computer-based physical distribution system, more than 25,000 items are available substantially within 24 hours through distribution points in 58 major hub cities. Associated Stationers, headquartered in Itasca, Ill., has 17 facilities located throughout the continental United States and is the third largest wholesaler of business products to resellers in the United States. Associated is controlled by Wingate Partners, a Dallas-based private investment firm.

     The common stock of United Stationers is traded on the NASDAQ Stock Market (SYMBOL: USTR) and is quoted in its national market system listings.